                                  Exhibit 4.1

             ========================================================


                            HARVEYS CASINO RESORTS,
                                    Issuer

                      HARVEYS C.C. MANAGEMENT COMPANY, INC.,
               HARVEYS WAGON WHEEL CASINO LIMITED LIABILITY COMPANY,
                       HARVEYS IOWA MANAGEMENT COMPANY, INC.
                                        and
                      HARVEYS L.V. MANAGEMENT COMPANY, INC.,
                                   as Guarantors


                                        and


                        IBJ SCHRODER BANK & TRUST COMPANY,
                                      Trustee



                                     Indenture



                             Dated as of May 15, 1996



                                    __________



                                   $150,000,000



                      10-5/8% SENIOR SUBORDINATED NOTES DUE 2006


               ========================================================

                                TABLE OF CONTENTS

                                    __________


                                                                  Page
                                                                  ----
                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1    CERTAIN TERMS DEFINED. . . . . . . . . . . .  - 1 -
     SECTION 1.2    OTHER DEFINITIONS. . . . . . . . . . . . . . - 17 -


                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                           REGISTRATION OF SECURITIES

     SECTION 2.1    AUTHENTICATION AND DELIVERY OF SECURITIES. . - 18 -
     SECTION 2.2    EXECUTION OF SECURITIES. . . . . . . . . . . - 18 -
     SECTION 2.3    CERTIFICATE OF AUTHENTICATION. . . . . . . . - 19 -
     SECTION 2.4    FORM AND DENOMINATION. . . . . . . . . . . . - 19 -
     SECTION 2.5    DATE OF SECURITIES; PAYMENTS OF INTEREST . . - 20 -
     SECTION 2.6    REGISTRATION, TRANSFER AND EXCHANGE. . . . . - 21 -
     SECTION 2.7    DEPOSITARY PROCEDURES. . . . . . . . . . . . - 22 -
     SECTION 2.8    BOOK-ENTRY . . . . . . . . . . . . . . . . . - 22 -
     SECTION 2.9    SAME-DAY SETTLEMENT AND PAYMENT. . . . . . . - 23 -
     SECTION 2.10   MUTILATED, DEFACED, DESTROYED, LOST AND
                    STOLEN SECURITIES. . . . . . . . . . . . . . - 23 -
     SECTION 2.11   CANCELLATION OF SECURITIES; DESTRUCTION
                    THEREOF. . . . . . . . . . . . . . . . . . . - 24 -
     SECTION 2.12   TEMPORARY SECURITIES . . . . . . . . . . . . - 24 -


                                  ARTICLE III

                    COVENANTS OF THE ISSUER AND THE TRUSTEE

     SECTION 3.1    PAYMENT OF PRINCIPAL AND INTEREST. . . . . . - 25 -
     SECTION 3.2    OFFICES FOR PAYMENTS, ETC. . . . . . . . . . - 25 -
     SECTION 3.3    APPOINTMENT TO FILL A VACANCY IN OFFICE OF
                    TRUSTEE. . . . . . . . . . . . . . . . . . . - 25 -
     SECTION 3.4    PAYING AGENTS. . . . . . . . . . . . . . . . - 25 -
     SECTION 3.5    CERTIFICATE TO TRUSTEE . . . . . . . . . . . - 26 -
     SECTION 3.6    SECURITYHOLDERS LISTS. . . . . . . . . . . . - 27 -
     SECTION 3.7    REPORTS BY THE ISSUER. . . . . . . . . . . . - 27 -
     SECTION 3.8    TAXES. . . . . . . . . . . . . . . . . . . . - 27 -

                                                                  Page
                                                                  ----

     SECTION 3.9    STAY, EXTENSION AND USURY LAWS . . . . . . . - 27 -
     SECTION 3.10   REPORTS BY THE TRUSTEE . . . . . . . . . . . - 28 -
     SECTION 3.11   RESTRICTED PAYMENTS. . . . . . . . . . . . . - 28 -
     SECTION 3.12   RESTRICTED INVESTMENTS . . . . . . . . . . . - 29 -
     Section 3.13   INCURRENCE OF INDEBTEDNESS . . . . . . . . . - 31 -
     SECTION 3.14   LIENS. . . . . . . . . . . . . . . . . . . . - 33 -
     SECTION 3.15   DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                    AFFECTING SUBSIDIARIES . . . . . . . . . . . - 33 -
     SECTION 3.16   ADDITIONAL SUBSIDIARY GUARANTEES . . . . . . - 34 -
     SECTION 3.17   LIMITATION ON ISSUANCE OF OTHER SUBOR-
                    DINATED DEBT SENIOR TO THE SECURITIES OR
                    THE SUBSIDIARY GUARANTEES. . . . . . . . . . - 34 -
     SECTION 3.18   TRANSACTIONS WITH AFFILIATES . . . . . . . . - 34 -
     SECTION 3.19   BUSINESS ACTIVITIES. . . . . . . . . . . . . - 36 -
     SECTION 3.20   DESIGNATION OF AN UNRESTRICTED SUBSIDIARY
                    AS A RESTRICTED SUBSIDIARY . . . . . . . . . - 36 -
     SECTION 3.21   DESIGNATION OF A SUBSIDIARY AS AN
                    UNRESTRICTED SUBSIDIARY. . . . . . . . . . . - 37 -
     SECTION 3.22   PAYMENTS FOR CONSENT . . . . . . . . . . . . - 37 -
     SECTION 3.23   ASSET SALES. . . . . . . . . . . . . . . . . - 38 -
     SECTION 3.24   CHANGE OF CONTROL. . . . . . . . . . . . . . - 39 -


                                  ARTICLE IV

                           REMEDIES OF THE TRUSTEE AND
                       SECURITYHOLDERS ON EVENT OF DEFAULT

     SECTION 4.1    EVENT OF DEFAULT DEFINED . . . . . . . . . . - 40 -
     SECTION 4.2    ACCELERATION; WAIVER OF DEFAULT. . . . . . . - 42 -
     SECTION 4.3    COLLECTION OF INDEBTEDNESS BY TRUSTEE;
                    TRUSTEE MAY PROVE DEBT . . . . . . . . . . . - 42 -
     SECTION 4.4    APPLICATION OF PROCEEDS. . . . . . . . . . . - 45 -
     SECTION 4.5    SUITS FOR ENFORCEMENT. . . . . . . . . . . . - 45 -
     SECTION 4.6    RESTORATION OF RIGHTS ON ABANDONMENT OF
                    PROCEEDINGS. . . . . . . . . . . . . . . . . - 46 -
     SECTION 4.7    LIMITATIONS ON SUITS BY SECURITYHOLDERS. . . - 46 -
     SECTION 4.8    POWERS AND REMEDIES CUMULATIVE; DELAY OR
                    OMISSION NOT WAIVER OF DEFAULT . . . . . . . - 47 -
     SECTION 4.9    CONTROL BY SECURITYHOLDERS . . . . . . . . . - 47 -
     SECTION 4.10   WAIVER OF PAST DEFAULTS. . . . . . . . . . . - 47 -
     SECTION 4.11   NOTICE TO TRUSTEE. . . . . . . . . . . . . . - 48 -

                                                                  Page
                                                                  ----

                                   ARTICLE V
                             CONCERNING THE TRUSTEE

     SECTION 5.1    DUTIES AND RESPONSIBILITIES OF THE TRUS-
                    TEE; DURING DEFAULT; PRIOR TO DEFAULT. . . . - 48 -
     SECTION 5.2    CERTAIN RIGHTS OF THE TRUSTEE. . . . . . . . - 50 -
     SECTION 5.3    TRUSTEE NOT RESPONSIBLE FOR RECITALS,
                    DISPOSITION OF SECURITIES OR APPLICATION
                    OF PROCEEDS THEREOF. . . . . . . . . . . . . - 51 -
     SECTION 5.4    TRUSTEE AND AGENTS MAY HOLD SECURITIES;
                    COLLECTIONS, ETC.. . . . . . . . . . . . . . - 51 -
     SECTION 5.5    MONEYS HELD BY TRUSTEE . . . . . . . . . . . - 51 -
     SECTION 5.6    COMPENSATION AND INDEMNIFICATION OF TRUS-
                    TEE AND ITS PRIOR CLAIM. . . . . . . . . . . - 51 -
     SECTION 5.7    RIGHT OF TRUSTEE TO RELY ON OFFICERS'
                    CERTIFICATE, ETC.. . . . . . . . . . . . . . - 52 -
     SECTION 5.8    PERSONS ELIGIBLE FOR APPOINTMENT AS TRUS-
                    TEE. . . . . . . . . . . . . . . . . . . . . - 52 -
     SECTION 5.9    RESIGNATION AND REMOVAL; APPOINTMENT OF
                    SUCCESSOR TRUSTEE. . . . . . . . . . . . . . - 52 -
     SECTION 5.10   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR
                    TRUSTEE. . . . . . . . . . . . . . . . . . . - 54 -
     SECTION 5.11   MERGER, CONVERSION, CONSOLIDATION OR SUC-
                    CESSION TO BUSINESS OF TRUSTEE . . . . . . . - 54 -
     SECTION 5.12   APPOINTMENT OF CO-TRUSTEE. . . . . . . . . . - 55 -


                                  ARTICLE VI

                        CONCERNING THE SECURITYHOLDERS

     SECTION 6.1    EVIDENCE OF ACTION TAKEN BY SECURITY-
                    HOLDERS. . . . . . . . . . . . . . . . . . . - 56 -
     SECTION 6.2    PROOF OF EXECUTION OF INSTRUMENTS AND OF
                    HOLDING OF SECURITIES; RECORD DATE . . . . . - 56 -
     SECTION 6.3    HOLDERS TO BE TREATED AS OWNERS. . . . . . . - 56 -
     SECTION 6.4    SECURITIES OWNED BY ISSUER DEEMED NOT
                    OUTSTANDING. . . . . . . . . . . . . . . . . - 57 -
     SECTION 6.5    RIGHT OF REVOCATION OF ACTION TAKEN. . . . . - 57 -


                                 ARTICLE VII

                           SUPPLEMENTAL INDENTURES

     SECTION 7.1    SUPPLEMENTAL INDENTURES WITHOUT CONSENT
                    OF HOLDERS . . . . . . . . . . . . . . . . . - 58 -
     SECTION 7.2    SUPPLEMENTAL INDENTURES WITH CONSENT OF

                                                                  Page
                                                                  ----

                    SECURITYHOLDERS. . . . . . . . . . . . . . . - 59 -
     SECTION 7.3    COMPLIANCE WITH TIA. . . . . . . . . . . . . - 60 -
     SECTION 7.4    REVOCATION AND EFFECT OF CONSENTS. . . . . . - 60 -
     SECTION 7.5    TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . - 60 -
     SECTION 7.6    EFFECT OF SUPPLEMENTAL INDENTURE . . . . . . - 61 -
     SECTION 7.7    DOCUMENTS TO BE GIVEN TO TRUSTEE . . . . . . - 61 -
     SECTION 7.8    NOTATION ON SECURITIES IN RESPECT OF SUP-
                    PLEMENTAL INDENTURES . . . . . . . . . . . . - 61 -


                                 ARTICLE VIII

                  CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 8.1    MERGER, CONSOLIDATION OR SALE OF ASSETS. . . - 61 -
     SECTION 8.2    SUCCESSOR CORPORATION SUBSTITUTED. . . . . . - 62 -
     SECTION 8.3    OPINION OF COUNSEL TO TRUSTEE. . . . . . . . - 63 -

                                  ARTICLE IX

                            DISCHARGE OF INDENTURE

     SECTION 9.1    DEFEASANCE WITHIN ONE YEAR OF PAYMENT. . . . - 63 -
     SECTION 9.2    LEGAL DEFEASANCE . . . . . . . . . . . . . . - 64 -
     SECTION 9.3    COVENANT DEFEASANCE. . . . . . . . . . . . . - 66 -
     SECTION 9.4    APPLICATION BY TRUSTEE OF FUNDS
                    DEPOSITED FOR PAYMENT OF SECURITIES. . . . . - 66 -
     SECTION 9.5    REPAYMENT OF MONEYS HELD BY PAYING AGENT . . - 67 -
     SECTION 9.6    RETURN OF MONEYS HELD BY TRUSTEE AND
                    PAYING AGENT UNCLAIMED FOR THREE YEARS . . . - 67 -


                              ARTICLE X

                 REDEMPTION OR PURCHASE OF SECURITIES

     SECTION 10.1   OPTIONAL REDEMPTION. . . . . . . . . . . . . - 67 -
     SECTION 10.2   SELECTION OF SECURITIES TO BE PURCHASED
                    OR REDEEMED. . . . . . . . . . . . . . . . . - 68 -
     SECTION 10.3   NOTICE OF REDEMPTION . . . . . . . . . . . . - 69 -
     SECTION 10.4   EFFECT OF NOTICE OF REDEMPTION . . . . . . . - 70 -
     SECTION 10.5   DEPOSIT OF REDEMPTION OR PURCHASE PRICE. . . - 70 -
     SECTION 10.6   PAYMENT OF SECURITIES CALLED FOR
                    REDEMPTION . . . . . . . . . . . . . . . . . - 71 -
     SECTION 10.7   EXCLUSION OF CERTAIN SECURITIES FROM
                    ELIGIBILITY FOR SELECTION FOR REDEMPTION . . - 71 -
     SECTION 10.8   SECURITIES REDEEMED OR PURCHASED IN PART . . - 71 -
     SECTION 10.9   OFFERS TO PURCHASE . . . . . . . . . . . . . - 71 -

                                                                  Page
                                                                  ----

     SECTION 10.10  NOTICE AND OFFICERS' CERTIFICATE TO
                    TRUSTEE. . . . . . . . . . . . . . . . . . . - 74 -


                                  ARTICLE XI

                             SUBSIDIARY GUARANTEES

     SECTION 11.1   SUBSIDIARY GUARANTEE . . . . . . . . . . . . - 74 -


                                  ARTICLE XII

                         SUBORDINATION OF SECURITIES

     SECTION 12.1   AGREEMENT TO SUBORDINATE . . . . . . . . . . - 77 -
     SECTION 12.2   PAYMENT TO SECURITYHOLDERS . . . . . . . . . - 77 -
     SECTION 12.3   SUBROGATION OF SECURITIES. . . . . . . . . . - 79 -
     SECTION 12.4   AUTHORIZATION BY SECURITYHOLDERS . . . . . . - 81 -
     SECTION 12.5   NOTICE TO TRUSTEE. . . . . . . . . . . . . . - 81 -
     SECTION 12.6   TRUSTEE'S RELATION TO SENIOR DEBT HOLDERS. . - 82 -
     SECTION 12.7   NO IMPAIRMENT OF SUBORDINATION . . . . . . . - 82 -


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     SECTION 13.1   INCORPORATORS, STOCKHOLDERS, OFFICERS
                    AND DIRECTORS OF ISSUER EXEMPT FROM INDI-
                    VIDUAL LIABILITY . . . . . . . . . . . . . . - 83 -
     SECTION 13.2   PROVISIONS OF INDENTURE FOR THE SOLE
                    BENEFIT OF PARTIES AND SECURITYHOLDERS . . . - 83 -
     SECTION 13.3   SUCCESSORS AND ASSIGNS OF ISSUER BOUND
                    BY INDENTURE . . . . . . . . . . . . . . . . - 83 -
     SECTION 13.4   NOTICES AND DEMANDS ON ISSUER, TRUSTEE
                    AND SECURITYHOLDERS. . . . . . . . . . . . . - 83 -
     SECTION 13.5   OFFICERS' CERTIFICATES AND OPINIONS OF
                    COUNSEL; STATEMENTS TO BE CONTAINED
                    THEREIN. . . . . . . . . . . . . . . . . . . - 84 -
     SECTION 13.6   PAYMENTS DUE ON SATURDAYS, SUNDAYS AND
                    HOLIDAYS . . . . . . . . . . . . . . . . . . - 85 -
     SECTION 13.7   CONFLICT OF ANY PROVISION OF INDENTURE
                    WITH TRUST INDENTURE ACT OF 1939 . . . . . . - 85 -
     SECTION 13.8   NEW YORK LAW TO GOVERN . . . . . . . . . . . - 85 -
     SECTION 13.9   COUNTERPARTS . . . . . . . . . . . . . . . . - 86 -
     SECTION 13.10  EFFECT OF HEADINGS . . . . . . . . . . . . . - 86 -

                                                                  Page
                                                                  ----

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100



Exhibit A   Form of Note . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B   Form of Trustee's Certificate of Authentication. . . . B-1
Exhibit C   Form of Assignment . . . . . . . . . . . . . . . . . . C-1
Exhibit D   Option Election Form . . . . . . . . . . . . . . . . . D-1

       THIS INDENTURE, dated as of May 15, 1996 is entered into by and among HARVEYS CASINOS RESORTS, a Nevada Corporation (the "Issuer"), HARVEYS WAGON WHEEL CASINO LIMITED LIABILITY COMPANY, a Colorado corporation, HARVEYS C.C. MANAGEMENT COMPANY, INC., a Nevada corporation, HARVEYS IOWA MANAGEMENT COMPANY, INC., a Nevada corporation, and HARVEYS L.V. MANAGEMENT COMPANY, INC., a Nevada corporation (collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee").


                      W I T N E S S E T H :


       WHEREAS, the Issuer has duly authorized the issuance of % Senior Subordinated Notes Due 2006 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

       WHEREAS, the Securities and the Trustee's certificate of authentication shall be substantially in the Form attached hereto as Exhibits A and B; and

       AND WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these present a valid indenture and agreement according to its terms, have been done.

       NOW, THEREFORE:

       In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:


                            ARTICLE I

                           DEFINITIONS

       SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the TIA or the definitions of which in the Securities Act of 1933, as amended, are referred to in the TIA (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said TIA and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

       "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that in all cases beneficial ownership of 10% or more of the voting securities of a Person is deemed to be control.

       "AGENT" means any registrar, Paying Agent or co-registrar.

       "ASSET SALE" means (a) the sale, lease, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or other assets (including by way of merger, consolidation or sale-leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions); provided that for purposes of this definition, any Asset Sale shall not include: (i) dispositions of inventory or gaming equipment in the ordinary course of business or pursuant to an established program for the maintenance and upgrading of such equipment; (ii) dispositions of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Article VIII; (iii) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under Section 3.11; (iv) any Investment that is not prohibited by the provisions described above pursuant to Section 3.12; and (iv) any single disposition, or related series of dispositions of assets with an aggregate fair market value of less than $5.0 million.

       "BANKRUPTCY LAW" means Title XI, U.S. Code or any similar federal or state law for the relief of debtors.

       "BOARD OF DIRECTORS" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

       "BUSINESS DAY" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form set forth in Exhibit A, is neither a Legal Holiday nor a day on which banking institutions are authorized by law or regulation to close.

       "CAPITAL STOCK" of any Person means any and all shares, interests, participations, rights or other equivalents (however designated) in the ownership or profits of such Person.

       "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole; (ii) the liquidation or dissolution of the Issuer; (iii) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) of the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d5(b)(1) under the Exchange Act), other than a group consisting of the Issuer's Existing Management and any Person or heirs of any Person that owned more than 1.3% of the Issuer's Common Stock prior to the Issuer's initial public offering, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 40% or more of the total voting power entitled to vote in the election of the Board of Directors of the Issuer or such other Person surviving the transaction; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Issuer's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office.

       "COMMISSION" means the Securities and Exchange Commission.

       "CONSOLIDATED CASH FLOW" means for any period, Consolidated Net Income for such period after deducting therefrom an amount equal to any extraordinary gain (to the extent such gain was included in computing Consolidated Net Income) and after adding thereto (a) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale, lease, conveyance, transfer or other disposition of property or other assets (other than the disposition of inventory in the ordinary course of business), to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, amortization of, deferred financing charges and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period and excluding any such non-cash charge that is included in consolidated interest expense or consolidated tax expense) of the Issuer and its Restricted Subsidiaries for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus, (e) any capitalized preopening expenses incurred in connection with the Harveys Kanesville Queen Riverboat Gaming Facility and related landbased amenities which were reflected in the Issuer's Consolidated Statement of Operations for any period ended on or before December 31, 1996 to the extent that any such expenses were deducted in computing Consolidated Net Income, in each case, on a consolidated basis, determined in accordance with GAAP.

       "CONSOLIDATED NET INCOME" means for any period, the Net Income of the Issuer and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that: (a) the Net Income of any Person that is not a Subsidiary of the Issuer or that is accounted for by the equity method of accounting or that is an Unrestricted Subsidiary is permitted to be included only to the extent of the amount of dividends or distributions paid to the Issuer or a wholly-owned Restricted Subsidiary; (b) solely for the purpose of determining the amount of Restricted Payments and Restricted Investments permitted under Sections 3.11 and 3.12, the Net Income of any other Person acquired by the Issuer or any Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition is required to be excluded (except to the extent permitted to be included pursuant to clause (a)); and (c) the cumulative effect of a change in accounting principles is required to be excluded.

       "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of (a) the consolidated equity of the common stockholders reported on the most recent balance sheet of such Person and its consolidated Subsidiaries plus (b) the respective amounts reported on such balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, after deducting the sum of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (ii) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

       "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at One State Street, New York, New York.

       "CREDIT FACILITY" means the Reducing Revolving Credit Agreement dated as of August 14, 1995 among the Issuer and the banks named therein, as amended or modified from time to time, including any replacement credit agreement between the Issuer and various commercial banks providing for a substantially similar or equivalent facility.

       "DEFAULT" means any event that constitutes, or with the passage of time or the giving of notice or both would constitute, an Event of Default.

       "DESIGNATED SENIOR DEBT" means each issue of Senior Debt of the Issuer that (i) has an outstanding principal amount of at least $25,000,000 (including the amount of all reimbursement obligations pursuant to letters of credit thereunder and the maximum principal amount available to be drawn thereunder, assuming in the case of the Credit Facility that all conditions precedent to any such drawing could be satisfied) and (ii) has been designated as Designated Senior Debt pursuant to an Officers' Certificate of the Issuer received by the Trustee.

       "DIRECTOR" means any Person who has been duly elected and qualified as a member of the Board of Directors of the Issuer until the expiration of such Person's term and until his successor has been duly elected and qualified.

       "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated maturity of the Securities for consideration other than Capital Stock that does not itself so mature and is not itself so redeemable.

       "EQUITY INTERESTS" in any Person means Capital Stock of such Person and any warrant, option or other right to acquire Capital

Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "EVENT OF DEFAULT" means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXISTING GAMING FACILITY" means any Gaming Facility wholly or partially owned, used or managed by the Issuer or a Restricted
Subsidiary on the date of the Indenture.

       "EXISTING INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary (other than under the Credit Facility) outstanding on the date hereof.

       "EXISTING MANAGEMENT" means the executive officers of the Issuer on the date hereof.

       "FF&E" means furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

       "FF&E FINANCING" means the incurrence of Indebtedness, the proceeds of which will be used to finance the acquisition by the Issuer or a Restricted Subsidiary of FF&E used in connection with any Gaming Facility whether or not secured by a Lien on such FF&E; provided that such Indebtedness does not exceed the fair market value of such FF&E at the time of its acquisition.

       "FIXED CHARGES" means for any period, the sum of (a) consolidated interest expense (including the interest component of lease payments under capitalized leases) of the Issuer and its Restricted Subsidiaries for such period, in either case whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees and excluding capitalized interest) and (b) the product of (i) all cash dividend payments on any series of preferred stock of the Issuer, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer, expressed as a decimal, in each case, on a consolidated basis, in accordance with GAAP.

       "FIXED CHARGE COVERAGE RATIO" means for any period the ratio of the Consolidated Cash Flow for such period to the Fixed Charges for such period; PROVIDED that: (a) in the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage

Ratio is made, the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period; (b) in making such computation, the Fixed Charges attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a PRO FORMA basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; (c) in making such computation, the Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility shall be computed on a PRO FORMA basis based upon the average daily balance of such Indebtedness outstanding during the applicable period;
(d) in the event that the Issuer or any Restricted Subsidiary consummates either (i) a Material Acquisition or (ii) a sale, lease, conveyance, transfer or other disposition of property or other assets (other than the disposition of inventory in the ordinary course of business) with a fair market value of more than $5.0 million in any one year, in either case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such Material Acquisition or disposition (including the incurrence of any Indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period; (e) in the event that the Issuer or any Restricted Subsidiary purchases any assets or property which was previously leased by the Issuer or any Restricted Subsidiary subsequent to the commencement of the period for which the calculation of the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such purchase as if the same had occurred at the beginning of the applicable period; and
(f) in the event that the Issuer or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise for the Indebtedness of any other Person (other than the Issuer or a Restricted Subsidiary), the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to the interest paid or payable on such Indebtedness during the applicable period as if such Indebtedness had been outstanding at the beginning of the applicable period.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

       "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Nevada State Gaming Commission, the Nevada State Gaming Control Board, the Colorado Gaming Commission, the Iowa Racing & Gaming Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer or any of its Subsidiaries.

       "GAMING BUSINESS" means the gaming business and includes all businesses necessary for, incident to, connected with or arising out of the gaming business (including developing and operating lodging facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) to the extent that they are operated in connection with a gaming business.

       "GAMING FACILITY" means any tangible vessel, building, or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and (a) wholly or partially owned, directly or indirectly, by the Issuer or any Restricted Subsidiary or (b) any portion or aspect of which is managed or used, or expected to be managed or used, by the Issuer or a Restricted Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such vessel, building or other structure is located thereon or adjacent thereto or any FF&E.

       "GAMING LICENSE" means any license, permit, franchise or other authorization from any Gaming Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Issuer and its Subsidiaries, including all licenses granted under the gaming laws of a jurisdiction or jurisdictions to which the Issuer or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

       "GUARANTOR" means each Restricted Subsidiary that executes this Indenture and each Restricted Subsidiary that is required to issue a Subsidiary Guarantee in accordance with Section 3.16 and Article XI, including any successor and assign of such Restricted Subsidiary, until any such Person is released from its obligations as a Guarantor.

       "HOLDER", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

       "INDEBTEDNESS" of any specified Person means, without duplication: (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all capitalized (but not operating) lease obligations of such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock; (f) all obligations existing at the time under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency swaps and other similar agreements and arrangements; (g) all obligations of the types referred to in clauses (a) through (f) above of other Persons and all dividends and distributions of other Persons for the payment of which, in either case, such specified Person is responsible or liable as obligor, guarantor or otherwise (including Investment Guarantees, but not including completion bonds, performance guarantees or similar suretyship arrangements ensuring the performance of obligations other than obligations of the types referred to in clauses (a) through (f) above); and
(h) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any property or asset of such specified Person (whether or not such obligation is assumed by such specified Person), the amount of any non-recourse obligation being deemed to be the lesser of (i) the fair market value of such property or assets or (ii) the amount of the obligation so secured.

       "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

       "INDEPENDENT", when used to describe a Person, means that neither such Person nor any member of such Person's immediate family (a) has a material direct or of any indirect financial interest in the Issuer or any other obligor on the Securities or in any Affiliate of the Issuer or other obligor on the Securities or (b) serves as an officer or employee of the Issuer or any other obligor on the Securities or any such Affiliate; provided that for the purpose of this definition (i) beneficial or record ownership of less than 0.5% of the outstanding Capital Stock of any class of the Issuer or any other obligor on the Securities or any such Affiliate will not be deemed to constitute a material financial interest in the Issuer or such other obligor on the Securities or such Affiliate and (ii) service on the board of directors of the Issuer or any other obligor on the Securities or any such Affiliate will not be deemed to constitute service as an officer or employee thereof.

       "INTEREST RATE PROTECTION AGREEMENTS" means, with respect to any Person, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements, but only to the extent that such agreements or arrangements are designed to protect such Person against fluctuations in interest rates.

       "INVESTMENT" means any investment by the Issuer or a Restricted Subsidiary in another Person (including an Affiliate of the Issuer or a Restricted Subsidiary) in the form of a loan, Investment Guarantee, advance (other than commission, travel and similar advances to officers and employees of the Issuer or a Restricted Subsidiary made in the ordinary course of business), capital contribution or purchase or other acquisition for consideration of Indebtedness, an Equity Interest or other interest that is or would be classified as an investment on the balance sheet of the Issuer or a Restricted Subsidiary prepared in accordance with GAAP.

       "INVESTMENT GUARANTEE" means any direct or indirect liability, contingent or otherwise, of the Issuer or a Restricted Subsidiary with respect to any Indebtedness of another Person, including (a) any Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by the Company or a Restricted Subsidiary, or in respect of which the Company or a Restricted Subsidiary is otherwise directly or indirectly liable, (b) any other obligation or contract under which the Issuer or a Restricted Subsidiary is directly or indirectly liable for any Indebtedness of another Person and which, in economic effect, is substantially equivalent to a guarantee, (c) any Indebtedness of a partnership in which the Company or a Restricted Subsidiary is a general partner or of a joint venture in which the Company or a Restricted Subsidiary is a joint venturer, and (d) any Indebtedness in effect guaranteed by the Company or a Restricted Subsidiary through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such Indebtedness, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected against loss in respect thereof.

       "ISSUER" means (except as otherwise provided in Article V) Harveys Casino Resorts, a Nevada Corporation, and, subject to Article VIII, its successors and assigns.

       "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance (other than an operating lease) of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "MARKETABLE SECURITIES" owned by any Person means: (a) U.S. Government Obligations; (b) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment is made, of "A" (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, (c) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of such Person) with a rating, at the time as of which any investment therein is made, of "A-1" (indicating that the degree of timely payment is strong) (or higher) according to S&P or "P-1" (having a superior capacity for punctual repayment of short-term promissory obligations) (or higher) according to Moody's, or if neither of S&P and Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities ratings agency; (d) any bankers acceptances or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $500,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made of "A" (an upper medium grade bond obligation) (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above, and if such fund has at least $500,000,000 under management, including investments in repurchase obligations of the foregoing investments.

       "MATERIAL ACQUISITION" means any acquisition of a business, including the acquisition of operating commercial real estate, by the Issuer or a Restricted Subsidiary that has a fair market value in excess of $5.0 million and which the Issuer or a Restricted Subsidiary intends to operate.

       "MATERIAL GAMING FACILITY" on any date means any Existing Gaming Facility (other than the Hard Rock Hotel in Las Vegas, Nevada) and any other Gaming Facility either (a) which has contributed more than 20% of the Consolidated Cash Flow of the Issuer during the Issuer's most recently completed four full fiscal quarters for which internal financial statements are available preceding such date (such contribution to be annualized if such Gaming Facility has not been in full operation for all of such four fiscal quarters) or (b) the book value of which on such date constitutes more than 10% of the total assets of the Issuer and its Restricted Subsidiaries as of the end of the most recently completed fiscal quarter for which internal financial statements are available.

       "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any sale, lease, conveyance, transfer or other disposition of property or other assets of such Person (other than the disposition of inventory in the ordinary course of business), including dispositions pursuant to sale and leaseback transactions, and (b) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

       "NET PROCEEDS" means the aggregate gross proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including insurance proceeds), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

       "NON-RECOURSE DEBT" means Indebtedness (a) as to which none of the Issuer, any Guarantor or any Restricted Subsidiary (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender; and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer, any Guarantor or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "OBLIGATIONS" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other monetary liabilities payable under the documentation governing any Indebtedness.

       "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the TIA and include the statements provided for in Section 13.5.

       "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the TIA and include the statements provided for in Section 13.5, if and to the extent required hereby.

       "ORIGINAL ISSUE DATE" of any Security (or portion thereof) means the earlier of (i) the date of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

       "OUTSTANDING", when used with reference to Securities, shall, subject to Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

       (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

       (ii) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

       (iii) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.10 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

       "PARTICIPANTS" means Persons for whom the Depositary holds
Securities.

       "PERMITTED INVESTMENT" means: (a) any tangible asset or Marketable Securities owned by the Issuer or a Restricted Subsidiary; (b) any Investment in the Issuer or in a Restricted Subsidiary that is a Guarantor; and (c) any Investment in any other Person, if immediately after the making of such Investment (i) such Person becomes a wholly owned Restricted Subsidiary engaged in the Gaming Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a wholly owned Restricted Subsidiary engaged in the Gaming Business.

       "PERMITTED JOINT VENTURE INVESTMENT" means any Investment in (a) a Person primarily engaged or preparing to engage in the Gaming Business if, at the time of such Investment, the Issuer or a Restricted Subsidiary controls the day-to-day operations of such Person, including the construction or other acquisition of any buildings, vessels or other facilities and FF&E necessary for, incident to or connected with such Person's Gaming Business, pursuant to a management contract or otherwise; provided, that if such Permitted Joint Venture Investment in such Person has been made partially or wholly by means of an Investment Guarantee, (i) the amount of Indebtedness of such Person is not permitted to exceed 200% of the amount invested in Capital Stock of such Person prior to the earlier of (A) the date on which all amounts payable under the Securities and the Indenture have been paid or duly provided for and (B) the maturity of such loan or the termination of such Investment Guarantee and (ii) any Indebtedness of such Person covered by such Investment Guarantee matures by its terms prior to the time the Issuer or a Restricted Subsidiary no longer controls the day-to-day operations of such Person pursuant to a management contract or otherwise unless all amounts payable under the Securities and the Indenture have been paid or duly provided for by such time; or (b) a Person primarily engaged or preparing to engage in the Gaming Business if, immediately after giving effect to such Investment, the Issuer or a Restricted Subsidiary will own at least 50.0% of the shares of Capital Stock (including at least 50.0% of the total voting power thereof) of such Person, and will control the day-to-day operations of such Person, including the construction or other acquisition of any buildings, vessels or other facilities and FF&E necessary for, incident to or connected with such Person's Gaming Business, pursuant to a management contract or otherwise, unless such Person is managed solely by its executive officers; or (c) a Person primarily engaged in the Gaming Business at the time of such Investment in Lake Tahoe, Nevada.

       "PERMITTED LIENS" means (a) Liens granted by Restricted
Subsidiaries in favor of the Issuer; (b) Liens granted by the Issuer or a Restricted Subsidiary in favor of a Restricted
Subsidiary that is a Guarantor; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation; (d) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary; provided, that such Liens were in existence prior to the contempla-tion of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) ground leases in respect of the real property on which facilities owned or leased by the Issuer or any Subsidiary are located; (h) Liens arising from UCC financing statements regarding property leased by the Issuer or any Restricted Subsidiary; (i) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;
(j) Liens securing purchase money obligations incurred or assumed in connection with the purchase of real or Personal property to be used in the business of the Issuer or any Restricted Subsidiary within 180 days of such incurrence or assumption; and (k) Liens on the Capital Stock of an Unrestricted Subsidiary securing Investment Guarantees with respect to the Indebtedness of such Unrestricted Subsidiary.

       "PERSON" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government or other entity.

       "REGULAR QUARTERLY DIVIDEND" means the quarterly dividend determined by the Board of Directors of the Issuer in its reasonable judgment to be its regular and normal quarterly dividend and paid by the Issuer in accordance with the Issuer's prior business practices in an amount not to exceed $500,000 per fiscal quarter.

       "REPRESENTATIVE" means, for the purposes of Article XII, the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or, with respect to any Guarantor, for any Senior Indebtedness of such Guarantor.

       "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

       "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that either (i) has never been designated as an Unrestricted
Subsidiary or (ii) (if such Subsidiary has been previously designated as an Unrestricted Subsidiary) has thereafter been designated as a Restricted Subsidiary in accordance with the provision of
Section 3.20.

       "SECURITY" or "SECURITIES" means any 10-5/8% Senior Subordinated Note or Notes authenticated and delivered under this Indenture.

       "SENIOR DEBT" means (a) with respect to the Issuer, (i) the Obligations of the Issuer with respect to the Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Issuer under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Securities, and (b) with respect to any Guarantor,
(i) the Obligations of such Guarantor with respect to the Credit Facility,
(ii) any guarantee by such Guarantor of any Senior Debt of the Issuer and
(iii) any other Indebtedness permitted to be incurred by such Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Subsidiary Guarantee of such Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (A) any obligation of the Issuer or any Guarantor to, in respect of or imposed by any environmental, landfill, waste management or other regulatory or governmental agency, statute, law or court order, (B) any liability for federal, state, local or other taxes owed or owing by the Issuer or any Guarantor, (C) any Indebtedness of the Issuer or any Guarantor to any of the Issuer's Subsidiaries, (D) any trade payables or (E) any Indebtedness that is incurred in violation of the Indenture.

       "SUBSIDIARY" of any specified Person means any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or Persons performing similar functions) thereof is at the time owned or controlled, directly or indirectly, by any such specified Person or one or more of the other Subsidiaries of such specified Person or a combination thereof.

       "SUBSIDIARY GUARANTEE" has the meaning specified in Section 11.1.

       "TIA" (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

       "TRUSTEE" means the entity identified as "Trustee" in the first paragraph hereof and, subject to Article V, shall also include any successor trustee.

       "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that has been designated as an Unrestricted Subsidiary in accordance with the provisions of Section 3.21.

       "U.S. GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; PROVIDED, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity will be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

       SECTION 1.2    OTHER DEFINITIONS.

  Term                          Section defined in
  ----                          ------------------
  Affiliate Transaction                       3.18
  Asset Sale Offer                            3.23
  Benefitted Party                           11.1
  Change of Control Payment Date              3.24
  Change of Control Offer                     3.24
  Commencement Date                          10.9
  Covenant Defeasance                         9.3
  Excess Proceeds                             3.23

  Term                          Section defined in
  ----                          ------------------
  Issuer                                 Preamble
  Legal Defeasance                            9.2
  Offer Period                               10.9
  Offer Amount                               10.9
  Other Asset Sale Offer Indebtedness        3.23
  Paying Agent                                2.8
  Payment Default                             4.1
  Payment Blockage Notice                    12.2
  Purchase Offer                             10.9
  Purchase Date                              10.9
  Record Date                                 2.5
  Refinancing Indebtedness                   3.13
  Restricted Payments                        3.11
  Securities                             Preamble
  Trustee                                Preamble


                            ARTICLE II

                    ISSUE, EXECUTION, FORM AND
                    REGISTRATION OF SECURITIES

       SECTION 2.1 AUTHENTICATION AND DELIVERY OF SECURITIES. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.10) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities upon the written order of the Issuer, signed by both (i) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (ii) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary without any further action by the Issuer.

       SECTION 2.2 EXECUTION OF SECURITIES. (a) The Securities shall be signed on behalf of the Issuer by both (i) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (ii) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant
Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

       (b) In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

       SECTION 2.3 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

       SECTION 2.4 FORM AND DENOMINATION. (a) The Securities will initially be issued in the form of one or more Global Notes (the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Securities offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company or its successors and assigns (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein the "Global Note Holder"). The Trustee is hereby appointed as custodian of the Global Note.

       (b) Notwithstanding Section 2.4(a), notes that are issued in accordance with Section 2.4(c) will be issued in the form of registered definitive certificates (the "Certificated Notes").
Such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Securities being transferred.

       (c) Any Person owning a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Securities in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). Upon issuance of any Certificated Note, the principal amount of the Global Note shall be reduced in the amount of the principal amount of such Certificated Note. In addition, if: (i) the Issuer notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Issuer is unable to locate a qualified successor within 90 days; or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in the form of Certifi-cated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Certificated Notes will be issued to each Person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Securities. If the Issuer determines to replace the Depositary with another qualified securities depository, the Issuer shall prepare or cause to be prepared a new fully-registered Global Note, registered in the name of such successor or substitute securities depository or its nominee, or make such other arrangements as are acceptable to the Issuer, the Trustee and the securities depository and not inconsistent with the terms of this Indenture.

       (d) Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of the Securities, and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

       (e) The Securities and the Trustee's certificates of authentication shall be substantially in the form set forth in Exhibits A and B hereto. The Securities shall be issuable as registered securities without coupons and in denominations of $1,000 and integral multiples thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

       (f) Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent herewith, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

       SECTION 2.5    DATE OF SECURITIES; PAYMENTS OF INTEREST.
(a) Each Security shall be dated the date of its authentication, shall bear interest from the date of issuance and shall be payable on the dates specified on the face of the form of Security set forth in Exhibit A.

       (b) The Person in whose name any Security is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Person in whose names outstanding Securities are registered at the close of business on a subsequent Record Date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent Record Date. The term "Record Date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such Record Date is a Business Day.

       SECTION 2.6    REGISTRATION, TRANSFER AND EXCHANGE.
(a) The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2, a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

       (b) Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee a new Security or Securities in authorized denominations for a like aggregate principal amount.

       (c) Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

       (d) All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

       (e) The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of

Securities. No service charge shall be made for any such transaction.

       (f) The Issuer shall not be required to exchange or register a transfer of (i) any Securities selected for redemption or (ii) any Securities for a period of 15 days before a selection of Securities to be redeemed except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

       (g) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

       SECTION 2.7 DEPOSITARY PROCEDURES. (a) The following procedures will be established: (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Note; and (ii) ownership of the Securities evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests in the Depositary's Participants), the Depositary's Participants and the Depositary's indirect Participants.

       (b) So long as the Global Note Holder is the registered holder of the Global Note, the Global Note Holder will be considered for all purposes under the Indenture as the sole and absolute owner of the Securities evidenced by the Global Note. Beneficial owners of Securities evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose. Without limiting the foregoing sentence, neither the Issuer nor the Trustee will have any responsibility or liability for (i) any aspect of the records of the Depositary, (ii) for maintaining, supervising or reviewing any records of the Depositary relating to the Securities, (iii) the selection by the Depositary of beneficial interests in the Securities to be redeemed in part or (iv) the payment to any beneficial owner or other Person, other than the Depositary, of any amount with respect to principal of, premium, if any, or interest with respect to the Securities.

       SECTION 2.8 BOOK-ENTRY. Payments in respect of the principal of, premium, if any, and interest on, any Securities registered in the name of the Global Note Holder on the applicable record date will be payable by an office or agency established by the Issuer under the Indenture for such purpose (a "Paying Agent") to or at the direction of the Global Note Holder in its capacity as the holder of the Global Note. The Issuer and the Trustee may treat the Persons in whose names Securities, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuer nor the

Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Securities. Pay-ments by the Participants to the beneficial owners of Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants.

       SECTION 2.9    SAME-DAY SETTLEMENT AND PAYMENT.   Payments
in respect of the Securities represented by the Global Note (including principal, premium, if any, and interest) shall be made in immediately available funds. With respect to Certificated Notes, the Issuer will make all payments of principal, premium, if any, and interest in immediately available funds to the holders thereof, either at the office or agency of a Paying Agent or by mailing a check to each such holder's registered address. The Securities represented by the Global Note are expected to trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in such Securities will, therefore, be required by the Depositary to be settled in immediately available funds.

       SECTION 2.10 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. (a) In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any one of the authorized signatories of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to protect and save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

       (b) Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

       (c) Every substitute Security issued by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth herein equally and proportionately with any and all other Securities duly authenticated and delivered hereunder). All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

       SECTION 2.11 CANCELLATION OF SECURITIES; DESTRUCTION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it (subject to the record retention requirements of any applicable law); and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

       SECTION 2.12 TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor with-out charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securi-ties shall be entitled to the same benefits under this Indenture as definitive Securities.


                           ARTICLE III

             COVENANTS OF THE ISSUER AND THE TRUSTEE

       SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each instalment of interest on the Securities represented by Certificated Notes may be paid by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Issuer.

       SECTION 3.2 OFFICES FOR PAYMENTS, ETC. So long as any of the Securities remain outstanding, the Issuer will maintain in the Borough of Manhattan, The City and State of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided (the "Registrar") and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee advance written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. The Paying Agent or Registrar may resign at any time by giving 30 days' prior written notice to the Trustee and the Issuer.

       SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in
Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

       SECTION 3.4 PAYING AGENTS. (a) Whenever the Issuer shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to this Section,

       (i) that it will hold all sums received by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders or of the Trustee,

       (ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable, and

       (iii) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in Section 3.4(a)(ii) above.

       (b) The Issuer will, prior to each due date of the principal of, premium, if any, or interest on the Securities, (i) deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest, and (unless such Paying Agent is the Trustee) promptly notify the Trustee of any failure to take such action and, (ii) if the Issuer shall act as its own Paying Agent, it shall set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal, premium or interest so becoming due and promptly notify the Trustee of any failure to take such action.

       (c) Anything in this Section 3.4 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining Legal Defeasance, Covenant Defeasance or a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

       (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to Sections 9.5 and 9.6.

       SECTION 3.5 CERTIFICATE TO TRUSTEE. The Issuer will furnish to the Trustee on or before February 28 of each year beginning with 1997 a certificate (which need not comply with Section 13.5) from the principal executive, financial or accounting officer of the Issuer certifying that to his or her knowledge that the Issuer is in compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the

Indenture) or if the Issuer is not in compliance, identifying clearly the manner in which the Issuer is in breach of this Indenture.

       SECTION 3.6 SECURITYHOLDERS LISTS. If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders pursuant to Section 312 of the TIA (a) semiannually not more than 15 days after each Record Date for the payment of semiannual interest on the Securities, as hereinabove specified, as of such Record Date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

       SECTION 3.7 REPORTS BY THE ISSUER. Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Issuer shall (i) furnish to the Trustee and to all Holders all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with respect to the annual information only, a report thereon by the Issuer's certified independent accountants, and (ii) file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and file such information with the Trustee and make such information available to prospective investors and securities analysts who request in writing. The Issuer shall at all times comply with TIA Section 314(a).

       SECTION 3.8 TAXES. The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

       SECTION 3.9 STAY, EXTENSION AND USURY LAWS. Subject to existing law, the Issuer will not, and will not permit any Restricted Subsidiary to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever created, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer shall and shall cause each Restricted Subsidiary to (to the extent that it may lawfully do so) waive all benefit or advantage of any such law, and covenant it shall not, and shall not permit any Restricted Subsidiary to resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and

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

permit the execution of every such power though no such law has been enacted.

       SECTION 3.10 REPORTS BY THE TRUSTEE. Any Trustee's report required under Section 313(a) of the TIA shall be transmitted on or before the first date for the regular payment of semiannual interest on the Securities next succeeding May 15 in each year, and shall be dated as of a date convenient to the Trustee not more than 60 nor less than 45 days prior thereto (unless such May 15 is less than 45 days prior to such interest payment date, in which case such report shall be (a) so transmitted on or before the second such interest payment date next succeeding such May 15 and (b) as of a date determined as provided above).

       SECTION 3.11 RESTRICTED PAYMENTS. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

            (i) declare or pay any dividend on, or make any distribution on account of the Issuer's or any Restricted Subsidiary's Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Restricted Subsidiary or dividends or distributions by a Restricted Subsidiary which, to the extent that a portion of such dividend or distribution is paid to a Holder other than the Issuer or a Restricted Subsidiary do not exceed an amount equal to such Holder's PRO RATA aggregate common Equity Interest in such Restricted Subsidiary;

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any Subsidiary of the Issuer (other than any such Equity Interests owned by the Issuer or any Restricted Subsidiary); or

            (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or any Indebtedness that is pari passu with the Securities and that has a stated maturity that is later than the stated maturity of the Securities or a Weighted Average Life to Maturity that is longer than the Weighted Average Life to Maturity of the Securities at such time, all such payments and other actions set forth in clauses (i) through
  (iii) above being collectively referred to as "Restricted
  Payments"),

unless, at the time of such Restricted Payment:

       (A) no Default shall have occurred and be continuing or would occur as a consequence thereof;

       (B) the Issuer would, after giving PRO FORMA effect to such Restricted Payment as if such Restricted Payment had been

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

  made at the beginning of the Issuer's most recently completed four full fiscal quarters for which internal financial state-ments are available preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of addi-tional Indebtedness pursuant to Section 3.13(a); and

       (C) such Restricted Payment, together with the aggregate of all other Restricted Payments and all Restricted Investments made by the Issuer and its Restricted Subsidiaries after the date hereof including all Restricted Payments made in reliance on Section 3.11(b), but excluding all Restricted Investments made in reliance on Section 3.12(b) is less than the sum of (x) 50% of Consolidated Net Income for the period (taken as one accounting period) from March 1, 1996 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit) plus (y) 100% of the aggregate net cash proceeds received by the Issuer from the issuance or sale of Equity Interests of the Issuer (other than Equity Interests sold to a Restricted Subsidiary and other than Disqualified Stock) from and after the date hereof.

       (b) Notwithstanding the provisions of subsection (a) of this Section 3.11, the Issuer and the Restricted Subsidiaries may make the following Restricted Payments:

       (i)  the payment of any Regular Quarterly Dividend;

       (ii) the payment of any other dividend within 60 days after the date of declaration thereof if, at the date of such declaration, such payment would have been permitted pursuant to
  Section 3.11(a); or

       (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer either (A) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Equity Interests of the Issuer (other than Disqualified Stock) or (B) to the extent required by a final order of a Gaming Authority.

       SECTION 3.12 RESTRICTED INVESTMENTS. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any Restricted Investment, unless, at the time of such Restricted Investment:

       (i) no Default shall have occurred and be continuing or would occur as a consequence thereof;

       (ii) the Issuer would, after giving PRO FORMA effect to such Restricted Investment as if such Restricted Investment had been made at the beginning of the Issuer's most recently

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

  completed four full fiscal quarters for which internal financial statements are available preceding the date of such Restricted
  Investment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 3.13(a); and

       (iii) such Restricted Investment, together with the aggregate of all other Restricted Investments and all Restricted Payments including all Restricted Payments made in reliance on
  Section 3.11(b), other than Restricted Investments made in reliance on the provisions of subsection (b) of this Section 3.12, is less than the sum of (A) 50% of Consolidated Net Income for the period (taken as one accounting period) from March 1, 1996 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit) plus
  (B) 100% of the aggregate net cash proceeds received by the Issuer from the Issuance or sale of Equity Interests of the Issuer (other than Equity Interests sold to a Subsidiary and other than Disqualified Stock) from and after the date hereof.

       (b) Notwithstanding the provisions of subsection (a) of this Section 3.12, the Issuer may, and may permit Restricted
Subsidiaries to, make the following Restricted Investments:

       (i)  Restricted Investments not otherwise permitted by this
  Section 3.12 in an amount not to exceed the sum of (A) $5.0 million in the aggregate (the amount of each such Restricted Investment being measured as of the date such Restricted Investment was made) in any one or more Persons, plus (B) any dividends or other payments or transfers of cash, marketable Securities or tangible assets (at the fair market value of such tangible assets at the time of such transfer) made to the Issuer or any Restricted Subsidiary by Persons in which such Restricted Investments were made but not exceeding the aggregate amount so invested in all such Persons;

       (ii) Restricted Investments not otherwise permitted by this Section 3.12 in an amount not to exceed the sum of (A) $15.0 million in the aggregate (the amount of each such Restricted Investment being measured as of the date such Restricted Investment was made) in one or more Permitted Joint Venture Investments, plus (B) any dividends or other payments or transfers of cash, marketable Securities or tangible assets (at the fair market value of such tangible assets at the time of such transfer) made to the Issuer or any Restricted Subsidiary by the Persons in which such Restricted Investments were made but not exceeding the aggregate amount so invested in all such Persons; and

       (iii)  Investment Guarantees to the extent permitted by
  Section 3.13 that constitute Permitted Joint Venture Investments and guarantee (with full rights of subrogation) Indebtedness incurred to acquire or construct Gaming Facilities (A) which is not expressly subordinated in right of payment or otherwise to any other Indebtedness of such Person and (B) which is secured by first priority security interests in such Gaming Facilities; PROVIDED that any payments required to be made by the Issuer or a Restricted Subsidiary pursuant to such Investment Guarantee will not be treated for the purposes of this subsection(b) as being permitted by this clause (iii).

For the purposes of this subsection (b), if any Person is designated as a Restricted Subsidiary in accordance herewith, such designation shall be deemed to constitute a transfer of tangible assets to the Issuer in an amount equal to the fair market value of the net tangible assets of such Person on the date of such designation as determined in good faith by the Board of Directors of the Issuer.

       (c) Any Investment in a Restricted Subsidiary that is designated as an Unrestricted Subsidiary pursuant to Section 3.21 will be deemed to be a Restricted Investment made on the date that such Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount equal to the greater of (i) the book value of the Investment in such Subsidiary on such date and (ii) the fair market value of the Investment in such Subsidiary on such date as determined (x) in good faith by the Board of Directors of the Issuer if such fair market value is determined to be less than or equal to $15.0 million and (y) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $15.0 million.

       (d)  For the purposes of subsections (b) and (c) of this
Section 3.12, any Investment Guarantee with respect to the Indebtedness of any Person will cease to be deemed an Investment (and will be deemed not to have been made) to the extent that such Investment Guarantee is released without payment by the Issuer or a Restricted Subsidiary.

       Section 3.13 INCURRENCE OF INDEBTEDNESS. (a) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to or become responsible for (collectively, "incur") any Indebtedness, unless, at the time of the incurrence of such Indebtedness, (i) no Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) the Fixed Charge Coverage Ratio for the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available preceding the date on which such additional Indebtedness is incurred is greater than 2.00 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

       (b) Notwithstanding the provisions of subsection (a) of this Section 3.13, the Issuer and the Restricted Subsidiaries may incur the following Indebtedness:

       (i) Non-Recourse Debt in an FF&E Financing to acquire gaming equipment and secured only by a security interest in such gaming equipment and the proceeds thereof;

       (ii) Recourse Indebtedness in one or more FF&E Financings for each Gaming Facility not to exceed $7.0 million in aggregate principal amount outstanding at any one time incurred to finance newly acquired FF&E to be used in such Gaming Facility;

       (iii) Indebtedness under (x) the Credit Facility or (y) as a Permitted Joint Venture Investment to the extent that the aggregate principal amount of Indebtedness outstanding at any one time under the Credit Facility or constituting Permitted Joint Venture Investments does not exceed $115 million;

       (iv)  Indebtedness represented by the Securities;

       (v)  Subsidiary Guarantees;

       (vi)  Indebtedness incurred in connection with Interest
  Rate Protection Agreements with respect to Indebtedness otherwise permitted by the provisions of this Section 3.13;

       (vii) Indebtedness incurred in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund any Existing Indebtedness ("Refinancing Indebtedness"); PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated to the Securities, such Refinancing Indebtedness shall be similarly subordinated on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (D) no Default shall have occurred and be continuing or would occur as a consequence thereof;

       (viii) Indebtedness incurred by the Issuer or a Restricted Subsidiary and owing to the Issuer or a Restricted Subsidiary;
  and

       (ix) Indebtedness that is not otherwise permitted pursuant to this Section 3.13 in an aggregate principal amount outstanding at any one time not to exceed $10.0 million.

       (c) The Issuer will not issue any Disqualified Stock and will not permit a Restricted Subsidiary to issue any shares of preferred stock;

       (d) The Issuer will not permit any Unrestricted Subsidiary to issue any Disqualified Stock or incur any Indebtedness other than Non-Recourse Debt; PROVIDED, HOWEVER, that, if an Unrestricted Subsidiary is designated as a Restricted Subsidiary pursuant to
Section 3.20, such designation will be deemed to constitute at such time the incurrence by a Restricted Subsidiary of any such previously incurred Non-Recourse Debt.

       SECTION 3.14 LIENS. The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:
(i) Liens securing Obligations under Senior Debt permitted to be incurred under Section 3.13 or (ii) Permitted Liens.

       SECTION 3.15 DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. (a) Subject to the provisions of subsection (b) of this Section 3.15, the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective, directly or indirectly, any encumbrance or restriction on the ability of a Restricted Subsidiary to:

       (i) pay dividends or make any other distributions to the Issuer or another Restricted Subsidiary (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits;

       (ii) pay any Indebtedness owed to the Issuer or another
  Restricted Subsidiary;

       (iii) make loans or advances to the Issuer or another
  Restricted Subsidiary; or

       (iv) transfer any of its properties or assets to the Issuer or another Restricted Subsidiary.

       (b) The provisions of subsection (a) of this Section 3.15 shall not prohibit encumbrances or restrictions existing under (i) documentation concerning Existing Indebtedness as in effect on the date of this Indenture, (ii) provisions of the Credit Facility no more restrictive than the provisions contained in the Credit Facility as in effect on the date of this Indenture, (iii) this Indenture and the Securities, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or a Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or such Capital Stock was issued in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that the Consolidated Cash Flow of such Person was not taken into account in determining whether such acquisition was permitted pursuant to Section 3.13, or 3.21, (vi) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) Permitted Liens, (viii) permitted Refinancing Indebtedness if the restrictions contained in the agreements governing such Refinancing Indebtedness are not substantially more restrictive taken as a whole than those contained in the agreements governing the Indebtedness being refinanced or (ix) Non-Recourse Debt incurred in accordance with Section 3.13.

       SECTION 3.16 ADDITIONAL SUBSIDIARY GUARANTEES. If any Restricted Subsidiary becomes the owner or lessee of assets, businesses, divisions, real property or equipment having a book value in excess of $5.0 million, then the Issuer shall cause such Restricted Subsidiary (i) to execute an Indenture Supplemental hereto in accordance with Section 7.1 providing for the issuance of a Subsidiary Guarantee and (ii) to deliver an Opinion of Counsel to the Trustee in accordance with Section 14.5 to the effect that such Subsidiary Guarantee is a valid and binding obligation of such Restricted Subsidiary enforceable in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors, rights generally and equitable principles of general applicability.

       SECTION 3.17 LIMITATION ON ISSUANCE OF OTHER SUBORDINATED DEBT SENIOR TO THE SECURITIES OR THE SUBSIDIARY GUARANTEES. Neither the Issuer nor any Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate in right of payment to any Senior Debt of the Issuer or such Guarantor, as the case may be, and senior in any respect in right of payment to the Holders.

       SECTION 3.18 TRANSACTIONS WITH AFFILIATES. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets, or purchase any property or assets from, or enter into or maintain any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

       (i) with respect to any Affiliate Transaction with an Unrestricted Subsidiary which, either individually or when combined with all other Affiliate Transactions with Unrestricted Subsidiaries during the past year, involves aggregate payments in excess of $1.0 million, a majority of the Board of Directors approves each such transaction;

       (ii) with respect to any Affiliate Transaction (other than with an Unrestricted Subsidiary) involving aggregate payments in excess of $1.0 million, or with respect to any Affiliate Transaction with all Unrestricted Subsidiaries, which, either individually or when combined with all other Affiliate Transactions with Unrestricted Subsidiaries during the 365 days preceding, involves aggregate payments in excess of $3.0 million, the Issuer delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that any such Affiliate Transaction (x) is on terms no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and (y) has been approved by a majority of the Board of Directors and a unanimous vote of the Independent Directors; and

       (iii) with respect to any Affiliate Transaction involving aggregate payments in excess of $15.0 million, the Issuer delivers to the Trustee (A) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction (x) is on terms no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and (y) has been approved by a majority of the Board of Directors and a unanimous vote of the Independent Directors and (B) an opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with expertise in high yield debt offerings and, in the case of a transaction involving the sale or transfer of assets subject to valuation, such as real estate, an appraisal by a nationally recognized appraisal firm;

       (b) Notwithstanding the provisions of subsection (a) of this Section 3.18, the following transactions shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Issuer or any Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary; (ii) transactions between or among the Issuer and Restricted Subsidiaries; (iii) Restricted Payments made in accordance with Section 3.11; (iv) Restricted Investments made in accordance with Section 3.12; and (v) payments by the Issuer pursuant to any indemnification agreement with its directors and officers with respect to any action taken or omitted to be taken by such director or officer in such director's or officer's capacity as a director or officer of the Issuer or a Restricted Subsidiary.

       SECTION 3.19 BUSINESS ACTIVITIES. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, (i) engage, directly or indirectly, in any business other than a Gaming Business, and (ii) such other businesses as the Issuer or any Restricted Subsidiary is engaged in on the date of this Indenture.


       (b) The Issuer will not, and will not permit any of its Subsidiaries to, conduct a Gaming Business in any gaming jurisdiction in which the Issuer or such Subsidiary is not licensed on the date of this Indenture if the Holders would be required to be licensed as a result thereof; provided that this subsection (b) shall not be deemed to prohibit the Issuer or any of its Subsidiaries from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all of the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder.

       SECTION 3.20 DESIGNATION OF AN UNRESTRICTED SUBSIDIARY AS A RESTRICTED SUBSIDIARY. The Issuer shall not designate an
Unrestricted Subsidiary as a Restricted Subsidiary unless:

       (i) Such Unrestricted Subsidiary has been designated as a Restricted Subsidiary by the Board of Directors;

       (ii) at the time of such designation after giving pro forma effect thereto as if such designation had occurred, and any Non-Recourse Debt previously incurred by such Unrestricted Subsidiary had been incurred, at the beginning of the Issuer's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, the Issuer was permitted to incur $1.00 of additional Indebtedness pursuant to the provisions of Section 3.13(a);

       (iii) if such newly designated Restricted Subsidiary owned or leased assets, businesses, divisions, real property or equipment having a book value in excess of $5.0 million at the time of such designation, such newly-designated Restricted Subsidiary has executed and delivered a Subsidiary Guarantee and an Opinion of Counsel to the Trustee in accordance with the provisions of Section 3.16;

       (iv) no Default had occurred and was continuing immediately preceding such designation and after giving PRO
  FORMA effect thereto; and

       (v)  the Issuer has delivered to the Trustee an Officers'
  Certificate to the effect that such designation complies with the requirements of clauses (i) through (iv) of this Section
  3.20.

       SECTION 3.21 DESIGNATION OF A SUBSIDIARY AS AN UNRESTRICTED SUBSIDIARY. (a) The Issuer shall not designate any Subsidiary of the Issuer as an Unrestricted Subsidiary unless (i) such Subsidiary has been designated as an Unrestricted Subsidiary by the Board of Directors; (ii) such Subsidiary is being so designated at the time of its formation, (iii) the total assets of such Subsidiary at the time of such designation are less than $1,000 and (iv) the Issuer has delivered to the Trustee an Officers' Certificate to the effect that such designation complies with the requirements of clauses (i) through (iii) of this subsection (a).

       (b) The Issuer shall not designate a Restricted Subsidiary as an Unrestricted Subsidiary unless:

                  (i) such Restricted Subsidiary has been designated as an Unrestricted Subsidiary by the Board of Directors;

                 (ii) at the time of such designation after giving PRO FORMA effect thereto as if such designation had occurred at the beginning of the Issuer's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, (A) the Issuer was permitted to incur $1.00 of additional Indebtedness pursuant to the provisions of Section 3.13(a) and (B) the Issuer's Fixed
  Charge Coverage Ratio was not less than 80% of the Issuer's
  Fixed Charge Coverage Ratio for such period without giving PRO
  FORMA effect to such designation;

                (iii) such Restricted Subsidiary did not wholly or partially own, operate or manage directly or indirectly, or otherwise use in its business, any portion or aspect of Harveys
  Resort Hotel/Casino in Lake Tahoe, Nevada;

                 (iv) no Default had occurred and was continuing immediately preceding such designation and after giving PRO FORMA effect thereto, including the requirement of Section 3.12(c) that any Investment in such Restricted Subsidiary be deemed to be a Restricted Investment made on the date of such designation; and

                  (v) the Issuer has delivered to the Trustee an Officers' Certificate to the effect that such designation complies with the requirements of clauses (i) through (iv) of this Section
  3.21.

       SECTION 3.22 PAYMENTS FOR CONSENT. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms of this Indenture or of the Securities unless such consideration is offered to be paid or agreed to be paid to all Securityholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

       SECTION 3.23 ASSET SALES. (a) Subject to the provisions of Article VIII, the Issuer will not make, and will not permit any Restricted Subsidiary to make, any Asset Sale unless:

                  (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

                 (ii) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of;

                (iii) not less than 85% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or one or more Permitted Investments;
  PROVIDED, HOWEVER, that the amount of (A) any liabilities on the Issuer's most recent internally available balance sheet (or the notes thereto), as the case may be other than liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or Equity Interests and (B) any notes or other obligations received by the Issuer or any such Restricted
  Subsidiary, as the case may be, from such transferee that is immediately converted into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this clause
  (iii); and

                 (iv) within 180 days after such Asset Sale, the Issuer shall either (A) apply or cause to be applied the Net Proceeds from such Asset Sale to the payment of the principal of and interest on any Senior Debt of the Issuer and, to the extent that such Net Proceeds exceed the amount of the principal of such Senior Debt outstanding and interest thereon, to the payment of the principal of and interest on any Senior Debt of a Guarantor or (B) have entered into a contract pursuant to which such Net Proceeds will be reinvested within 270 days after such Asset Sale in a Permitted Investment (other than Marketable Securities); PROVIDED, that such condition shall be deemed not to have been fulfilled if such Net Proceeds have not been so applied pursuant to such contract.

       (b) To the extent that, after such Net Proceeds have been applied in accordance with subsection (a) of this Section 3.23, any such Net Proceeds remain ("Excess Proceeds"), the Issuer shall make an offer (an "Asset Sale Offer") to all Securityholders and to all holders of any other Indebtedness of the Issuer that is pari passu with the Securities (if required to do so by the terms thereof) ("Other Asset Sale Offer Indebtedness") to purchase the maximum principal amount of Securities and Other Asset Sale Offer Indebtedness that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such Asset Sale Offer in accordance with the respective procedures set forth in (i) subsection (c) of this Section 3.23 and in Section 10.9 and (ii) the documentation relating to such Indebtedness; PROVIDED that the Issuer shall not be required to make an Asset Sale Offer for Securities and Other Asset Sale Offer Indebtedness by this Section 3.23 if the Excess Proceeds available therefore are less than $25,000,000 (which lesser amounts not applied to an Asset Sale Offer shall be carried forward and cumulated for purposes of determining whether an Asset Sale Offer is required with respect to any Excess Proceeds from any subsequent Asset Sale). If the aggregate purchase price of Securities and Other Asset Sale Offer Indebtedness tendered pursuant to the Asset Sale Offer is less than the Excess Proceeds allotted to the purchase of the Securities or Other Asset Sale Offer Indebtedness, the Issuer may use the remaining Excess Proceeds for general corporate purposes.

       (c) Promptly, and in any event within 30 days after the date on which Excess Proceeds that are required by subsection (b) of this Section 3.23 to be applied to an Asset Sale Offer exceed $25,000,000, the Issuer shall deliver to the Trustee and send by first-class mail to each Holder a written notice complying with the requirements of Section 10.9(d) and 10.9(e).

       (d) Whenever Net Proceeds are received by the Issuer, and prior to the allocation of such Net Proceeds pursuant to subsections (a) and (b) of this Section 3.23, such Net Proceeds shall be set aside by the Issuer, in a separate account pending allocation.

       SECTION 3.24 CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder's Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the procedures set forth in subsection (b) of this
Section 3.24 and in Section 10.9 (the "Change of Control Offer"). Prior to the mailing of the notice referred to in subsection (b) of this Section 3.24, but in any event within 90 days following any Change of Control, the Issuer shall either (i) repay all outstanding Senior Debt or (ii) obtain requisite consents under all agreements governing outstanding Senior Debt to permit the repurchase of Securities pursuant to this Section 3.24. The Issuer shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 3.24.

       (b) Within 45 days following a Change of Control, the Issuer shall deliver to the Trustee and send by first-class mail to each Holder a written notice complying with the requirements of Sections 10.9(d) and 10.9(f).

       (c) The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


                            ARTICLE IV

                   REMEDIES OF THE TRUSTEE AND
               SECURITYHOLDERS ON EVENT OF DEFAULT

       SECTION 4.1 EVENT OF DEFAULT DEFINED. Each of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an Event of Default:

       (a) default in the payment of any instalment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

       (b) default in the payment of all or any part of the principal on any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

       (c) failure on the part of the Issuer to comply with any of the provisions of Article VIII; or

       (d) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities or in this Indenture contained for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

       (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor, or the payment of which is guaranteed by the Issuer or any Guarantor, which default (i) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period PROVIDED in the documentation relating to such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

       (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any Guarantor or any Restricted Subsidiary and such judgments are not paid, discharged or stayed for a period 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5.0 million; or

       (g) except as permitted pursuant to Section 11.1(f), any Subsidiary Guarantee with respect to the Securities shall become or be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, its successors or assigns, or any Person acting on behalf of any Guarantor, its successors or assigns, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee; or

       (h) any Gaming License relating to a Material Gaming Facility is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Material Gaming Facility; or

       (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer, any of its Restricted Subsidiaries or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer, any Restricted Subsidiary or Guarantor or for any substantial part of any of their property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (j) the Issuer, any of its Restricted Subsidiaries or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors or generally is not paying its debts as they become due.

       SECTION 4.2 ACCELERATION; WAIVER OF DEFAULT. (a) If any Event of Default with respect to the Issuer, any of its Restricted Subsidiaries occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities and the interest accrued thereon, to be due and payable immediately and upon any such declaration the same shall become immediately due and payable.

       (b) Notwithstanding Section 4.2(a), if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein then and in every such case, notwithstanding Section 4.10(a)(ii), the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

       SECTION 4.3    COLLECTION OF INDEBTEDNESS BY TRUSTEE;
TRUSTEE MAY PROVE DEBT.  (a)  If an Event of Default specified in

Sections 4.1(a) or (b) hereof occurs and is continuing, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all such Securities for principal, premium, if any, or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or wilful misconduct. Until such demand is made by the Trustee, the Issuer may pay the principal of, premium, if any, and interest on the Securities to the registered Securityholder, whether or not the Securities are overdue.

       (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered (but not obligated) to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner PROVIDED by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

       (c) In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to this Section, shall be entitled and empowered (but not obligated), by intervention in such proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the

  Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or wilful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

                 (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

                (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

       (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

       (e) All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

       (f) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this

Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

       SECTION 4.4 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article IV shall, subject to the subordination provisions hereof, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

       FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or wilful misconduct;

       SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

       THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

       FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

       SECTION 4.5 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its sole and absolute discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

       SECTION 4.6 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

       SECTION 4.7 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (a) such Holder previously shall have given to the Trustee written Notice of Default and of the continuance thereof, as hereinbefore provided, and such Notice shall not have been rescinded, and (b) the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       SECTION 4.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. (a) Except as provided in Section 2.10, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       (b) No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.7, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

       SECTION 4.9 CONTROL BY SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; PROVIDED that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and; PROVIDED FURTHER that (subject to Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in financial or other liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

       SECTION 4.10 WAIVER OF PAST DEFAULTS. (a) Prior to the declaration of the maturity of the Securities as provided in Section 4.1, the holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), by written notice to the Trustee may on behalf of all Holders waive any past default or Event of Default and compliance with any provision of this Indenture or the Securities or any existing Default and rescind any resulting acceleration and its consequences under this Indenture and its consequences, except a default (i) in the payment of principal of, premium, if any, or interest on any of the Securities, or (ii) subject to
Section 4.2(b), with respect to a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected pursuant to Section 7.2(a). In the case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

       (b) Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

       SECTION 4.11 NOTICE TO TRUSTEE. Immediately upon becoming aware of any Default, the Issuer shall deliver to the Trustee a written statement specifying such Default.

                            ARTICLE V

                      CONCERNING THE TRUSTEE

       SECTION 5.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

       (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

           (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates, opinions or other documents furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates, opinions or other documents which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

                (iii) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it; and

                 (iv) this Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the TIA.

       (c) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee.

       SECTION 5.2 CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the TIA, and subject to Section 5.1:

       (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; however, the Trustee shall not be obligated to investigate any fact or matter stated in any such document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit in order to carry out its duties under this Indenture;

       (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

       (c) the Trustee may consult with counsel and any advice or Opinion of Counsel given thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

       (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

       (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

       (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; PROVIDED that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable security or indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

       (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

       SECTION 5.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

       SECTION 5.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

       SECTION 5.5 MONEYS HELD BY TRUSTEE. Subject to Section 9.6 hereof, all moneys received by the Trustee shall, until used or applied as herein PROVIDED, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

       SECTION 5.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or wilful misconduct. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive any Legal Defeasance, Covenant Defeasance or the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

       SECTION 5.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

       SECTION 5.8 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $5,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the TIA. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

       SECTION 5.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

       (b)  In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA, after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                 (ii) the Trustee shall cease to be eligible in accordance with Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

                (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

       (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

       (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

       SECTION 5.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to
Section 9.6, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to
Section 5.6.

       (b) Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first class mail to the Holders at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9.
 If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

       SECTION 5.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       (b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

       SECTION 5.12   APPOINTMENT OF CO-TRUSTEE.

       It is the purpose of this Indenture that there shall no violation of any law of any jurisdiction, including particularly the law of Nevada, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

       In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

       The appointment of a separate trustee or co-trustee pursuant to this
Section 5.12, and the identity of such co-trustee, shall be subject to the prior written approval of the Issuer, which shall not be unreasonably withheld or delayed. Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certain vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledge and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligation of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                 ARTICLE VI

                       CONCERNING THE SECURITYHOLDERS

       SECTION 6.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article VI.

       SECTION 6.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES; RECORD DATE. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the Registrar thereof. The Issuer or the Trustee may set a Record Date for purposes of determining the identity of Holders entitled to vote or consent to any action referred to in Section 6.1, which Record Date may be set at any time or from time to time by advance written notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such Record Date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

       SECTION 6.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security

(whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

       SECTION 6.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor (including the Guarantors) on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor (including the Guarantors) on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor (including the Guarantors) upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

       SECTION 6.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.

                           ARTICLE VII

                     SUPPLEMENTAL INDENTURES

       SECTION 7.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

       (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

       (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Eight;

       (c) to add the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default; and

       (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities.

       The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 7.2.

       SECTION 7.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. (a) With the consent (evidenced as provided in Article VI) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that (i) subject to Section 4.1, the Issuer and the Trustee may not waive or modify the rights of the holders under Section 3.24 without the consent of the holders of at least 66 2/3% of the principal amount of the Securities then outstanding and (ii) no such supplemental indenture shall (A) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (B) reduce the principal of, or change the stated maturity of any installment of principal of, any Security or alter the provisions with respect to the redemption of the Securities pursuant to Article X; (iii) reduce the rate of or change the time for payment of interest on any Security; (iv) waive a Default in the payment of principal of or premium, if any, or interest on the Securities; (v) change the currency in which the Securities are payable; and (vi) make any change in the provisions of this Indenture relating to waivers of Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on, the Securities or make any changes to the foregoing subsection
(a) of this Section 7.2.

       (b) Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       (c) It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

       (d) Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       SECTION 7.3 COMPLIANCE WITH TIA. Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

       SECTION 7.4 REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Trustee receives written notice of revocations before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

       SECTION 7.5 TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this
Article VII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and/or an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

       SECTION 7.6 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 7.7 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to Sections 5.1 and 5.2, may receive an Officers' Certificate and/or an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

       SECTION 7.8 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                           ARTICLE VIII

            CONSOLIDATION, MERGER, SALE OR CONVEYANCE

       SECTION 8.1 MERGER, CONSOLIDATION OR SALE OF ASSETS. (a) The Issuer shall not consolidate with or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

       (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

       (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall expressly assume by supplemental indenture complying with the requirements of
  Article VII the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer;

       (iii) immediately after such transaction no Default exists;

       (iv) the Issuer or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving effect thereto on a PRO FORMA basis as if such transaction had occurred at the beginning of the Company's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such transaction be permitted to incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 3.13(a);

       (v) any such transaction does not require any Holder to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction if such Holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

       (vi) any such transaction does not result in the loss of any qualification or any Gaming License of the Issuer or its Subsidiaries necessary for any Gaming Business then operated by the Issuer or its Subsidiary.

       (b) A Guarantor shall not consolidate with or merge with or into any Person other than the Issuer or another Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person other than the Issuer or another Guarantor unless the surviving Person (if other than such Guarantor) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall expressly assume by supplemental indenture complying with the requirements of Article VII, the due and punctual performance and observance of all the covenants and conditions of Subsidiary Guarantee to be performed by such Guarantor.

       SECTION 8.2 SUCCESSOR CORPORATION SUBSTITUTED. (a) In the case of any consolidation, merger, sale, lease or conveyance in accordance with Section 8.1, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

       (b) Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

       (c) In case of any such consolidation, merger, sale, lease or conveyance pursuant to Section 8.1(a), such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

       (d) In the event of any such sale or conveyance (other than a conveyance by way of lease) pursuant to Section 8.1(a), the Issuer (or any successor Person which shall theretofore have become such in the manner described in this Article VIII) or such Guarantor shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

       SECTION 8.3 OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to Sections 5.1 and 5.2, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, lease or conveyance, any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this
Article VIII.


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


                                 ARTICLE IX

                           DISCHARGE OF INDENTURE

       SECTION 9.1    DEFEASANCE WITHIN ONE YEAR OF PAYMENT.
(a) Except as otherwise provided in Section 9.1(b), the Issuers obligations under this Indenture and Securities shall terminate if:

                  (i) the Issuer shall have delivered to the Trustee for cancellation all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or paid pursuant to Section 2.10 or Securities for whose payment money or securities have theretofore been deposited or aggregated in trust and thereafter repaid to the Issuer as provided in Section 9.6) and the Issuer has paid all sums payable by it hereunder; or

                 (ii) (A) all outstanding Securities mature within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Securities for payment of the principal of, premium, if any, and accrued interest on the Securities money or U.S. Government Obligations or a combination thereof sufficient
  (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of, premium, if any, and accrued interest on all outstanding Securities to such maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
  (C) such deposit will not result in a breach or violation of or constitute a default under this Indenture or a default under any other agreement or instrument to which the Issuer is a party or by which it or any material assets or property of the Issuer or any of its Subsidiaries is bound and (D) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

       (b) With respect to the foregoing clause (a)(i), only the Issuer's obligations under Sections 5.6 and 9.6 in respect of the Securities shall survive. With respect to the foregoing clause
(a)(ii), only the Issuer's obligations in Articles II and Article
V and Sections 3.2, 9.4 and 9.5(b) in respect of the Securities shall survive until the Securities are no longer outstanding and thereafter, only the Issuer's obligations in Sections 5.6 and 9.5(b) in respect of the Securities shall survive. After satisfaction of the conditions described in such clause (a)(i) or such clause (a)(ii) the Trustee, upon request, shall acknowledge in writing the discharge of the Issuer's obligations under the Securities and this Indenture except for those surviving obligations specified above.

       SECTION 9.2 LEGAL DEFEASANCE. (a) Upon satisfaction of the conditions set forth in this Section 9.2(a), the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities, the provisions of this Indenture will no longer be in effect with respect to the Securities, except as provided below, the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, and the Securities will no longer be outstanding.

                  (i) The Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities, for payment of the principal of, premium, if any, and interest on the Securities, money or U.S. Government
  Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of, premium, if any, and accrued interest on the outstanding Securities to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

                 (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which any material assets or property of the Issuer or any of its Subsidiaries is bound;

                (iii) the Issuer shall have delivered to the Trustee an Opinion of Counsel acceptable to the Trustee confirming that (A)
  (x) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (y) there has been a change in the applicable provisions of the Internal Revenue Code of 1986, as amended, since the date of the Indenture, in each case to the effect that the holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same time as would have been the case if such Legal
  Defeasance had not occurred and (B) the Holders of the Securities have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, as in effect in each applicable jurisdiction (the "UCC"); and

                 (iv) the Issuer has delivered to the Trustee an Officers' Certificate stating that (A) such deposit was not made by the

  Issuer with the intent of preferring the holders of the Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others, and (B) all conditions precedent in the Indenture and the Securities relating to the Legal Defeasance have been complied with.

       (b) Upon a Legal Defeasance pursuant to Section 9.2(a) hereof, the Issuer's obligations in Article II, Article V, and Sections 3.2, 9.4, 9.5, and 9.6 with respect to the Securities shall survive until such Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.6 and 9.5 shall survive.

       SECTION 9.3 COVENANT DEFEASANCE. (a) The Issuer and the Guarantors, if any, may omit to comply with any term, provision or condition set forth in Sections 3.8 through 3.24 and 8.1(ii),
(iii), (iv) and (vi) (and any other specific covenant or condition relating to such series provided for in a Board Resolution or which may by its terms be defeased pursuant to this Section 9.3), and such omission shall be deemed not to be an Event of Default under clauses (c) or (d) of Section 4.1, (a "Covenant Defeasance") if:

       (i) the Issuer shall have irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities for payment of the principal of, premium, if any, and interest on the Securities, money or U.S. Government Obligations or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities to maturity or any earlier redemption irrevocably provided for under arrangements satisfactory to the Trustee, as the case may be;

       (ii) such deposit shall not have resulted in a breach or violation of or constitute a default under this Indenture or any other agreement or instrument to which the Issuer is a party or by which it or any material assets or property of the Issuer or any of its subsidiaries is bound;

       (iii) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Holders of the Securities have a valid security interest in the trust funds subject to no prior liens under the UCC and (B) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

       (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent in the Indenture and the Securities relating to Covenant Defeasance have been complied with.

       SECTION 9.4 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 9.6 and to Article XII, all moneys deposited with the Trustee pursuant to Sections 9.1, 9.2 and 9.3 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the holders of the particular Securities for the payment or redemption of which such moneys shall have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such money need not be segregated from other funds except to the extent required by law.

       SECTION 9.5    REPAYMENT OF MONEYS HELD BY PAYING AGENT.
In connection with the satisfaction and discharge of this Indenture, a Legal Defeasance or a Covenant Defeasance, all moneys then held by any Paying Agent pursuant hereto shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

       SECTION 9.6 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR THREE YEARS. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal, premium, if any, or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal premium or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.


                            ARTICLE X

               REDEMPTION OR PURCHASE OF SECURITIES

       SECTION 10.1   OPTIONAL REDEMPTION.  (a)  On or after
June 1, 2001, the Issuer, at its option, may redeem the Securities pursuant to this Section 10.1 in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on June 1, of the years indicated below:

  YEAR                               PERCENTAGE

  2001..............                 105.313%
  2002..............                 102.656%
  2003..............                 101.328%
  2004 and thereafter                100.000%

       (b) Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed, qualified or found suitable under any applicable gaming law in order to maintain any gaming license or franchise of the Issuer or any Restricted Subsidiary and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuer shall have the right, at its option (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or
(ii) to call for the redemption of the Securities of such Holder or beneficial owner at the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Securities, together with, in either case, accrued interest to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuer shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder of Securities or beneficial owner applying for a license, qualification or a finding of suitability shall pay all costs of the licensure or investigation for such qualification or finding of suitability. The Issuer shall not be required to pay or reimburse any Holder of the Securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense shall be the obligation of such Holder or beneficial owner.

       (c) Any redemption pursuant to this Section 10.1 shall be made pursuant to the provisions of Sections 10.2 through 10.8 and 10.10.

       SECTION 10.2 SELECTION OF SECURITIES TO BE PURCHASED OR REDEEMED. (a) If less than all the Securities are to be purchased pursuant to Section 3.23 or redeemed, the Trustee shall select, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or such other method as the Trustee deems fair and appropriate, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

       (b) In the event the Issuer is required to purchase Securities pursuant to Section 3.23 and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Securities which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuer the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Securities that is so divisible. Securities shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

       SECTION 10.3 NOTICE OF REDEMPTION. (a) At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address (with a copy to the Trustee).

       The notice shall identify the Securities (including the CUSIP numbers thereof) to be redeemed and shall state:

       (i)  the redemption date;

      (ii)  the redemption price;

     (iii)  the principal amount of the Securities to be redeemed;

      (iv) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

       (v)  the name and address of the Paying Agent;

      (vi) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (vii) that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

    (viii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

      (ix) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

       (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

       SECTION 10.4 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed in accordance with Section 10.3, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

       SECTION 10.5 DEPOSIT OF REDEMPTION OR PURCHASE PRICE. (a) At least one Business Day prior to any redemption date or Purchase Date with respect to an offer to purchase the Securities required hereunder, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee of the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Securities to be redeemed or purchased.

       (b) If the Issuer complies with Section 10.5(a), on and after the redemption date or Purchase Date, as the case may be, unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date, interest on the Securities or portions of Securities to be redeemed or purchased shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. If a Security is redeemed or purchased on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If a redemption or Purchase Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date or Purchase Date to such succeeding Business Day. If any Security shall not be paid upon surrender for redemption or tender for purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date or Purchase Date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.1.

       SECTION 10.6   PAYMENT OF SECURITIES CALLED FOR REDEMPTION.
(a)  If a notice of a redemption has been given as provided in
Section 10.3, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption.
On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest become due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to their terms and provisions of Section 2.4.

       (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

       SECTION 10.7 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

       SECTION 10.8 SECURITIES REDEEMED OR PURCHASED IN PART. Upon surrender of a Security that is redeemed or purchased in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Security (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

       SECTION 10.9 Offers to Purchase. (a) In the event that, pursuant to Sections 3.23 or 3.24, the Issuer shall be required to commence an offer to Holders to purchase some or all of the Securities (each, a "Purchase Offer"), the Issuer shall follow the procedures specified herein.

       (b) The Purchase Offer shall commence on the date (the "Commencement Date") specified in Section 3.23 or Section 3.24, as the case may be, remain open for a period specified by the Issuer, which shall be in accordance with Sections 3.23 or 3.24, as the case may be, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Securities required to be purchased pursuant to Sections 3.23 or 3.24, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities and Indebtedness tendered in response to such Purchase Offer. Payment for any Securities and Indebtedness so purchased shall be made in the same manner as interest payments are made.

       (c) Upon the commencement of a Purchase Offer, the Issuer shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Purchase Offer, shall state:

       (i) that the Purchase Offer is being made pursuant to
  Section 3.23 or Section 3.24, as the case may be, the Offer
  Period and the expiration date of the Offer Period;

      (ii) the Offer Amount and the Purchase Date (which shall not be less than 30 days or more than 60 days after the date such notice is mailed;

     (iii) that such Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject, in the case of a Purchase Offer pursuant to Section 3.23, to the prorationing described in Section 3.23(d)) in multiples of $1,000 principal amount at a purchase price equal to (A) in the case of a Purchase Offer pursuant to Section 3.23, 100% or (B) in the case of a Purchase Offer pursuant to Section 3.24, 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase Date.

      (iv) that any Security not tendered and accepted for payment shall continue to accrue interest;

       (v) that, unless the Issuer defaults in making such payment, any Security accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

      (vi) that Holders electing to have a Security purchased pursuant to a Purchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding Purchase Date;

     (vii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

     (viii) all instructions and materials necessary to enable each Holder to tender Securities pursuant to such Purchase Offer, and information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision which at a minimum shall include
  (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form 10-Q and any current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report, other than Current Reports describing other asset dispositions otherwise described in the offering materials, (B) corresponding successor reports or reports otherwise required pursuant to Section 3.7 if the Issuer is no longer filing reports pursuant to the Exchange Act, (C) a description of material developments in the Issuer's business subsequent to the date of the most recent of such reports (D) the material facts regarding such Change of Control or Asset Sale, as the case may be, including but not limited to, information with respect to PRO FORMA and historical financial information after giving effect to such Asset Sale or Change of Control, and in the case of a Change of Control, information regarding the Person or Persons acquiring control.

       (d) In the case of a Purchase Offer pursuant to Section 3.23, the notice required by subsection (d) of this Section 10.9 shall also state that, if the aggregate principal amount of Securities and Other Asset Sale Offer Indebtedness surrendered in connection with such Purchase Offer exceeds the Offer Amount, the Securities to be purchased by the Issuer pursuant to such Purchase Offer shall be selected in accordance with the provisions of
Section 10.2, and the Holders whose Securities were purchased only in part shall be issued new Securities (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) equal in aggregate principal amount to the unpurchased portion of the Securities surrendered.

       (e)  In the case of a Purchase Offer pursuant to Section
3.24, the notice required in subsection (d) of this Section 10.9, shall also state that all Securities tendered in connection with such Purchase Offer will be accepted for payment.

       (f) On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, pursuant to the terms of
Section 10.6, the Offer Amount of Securities or Indebtedness or portions thereof tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Securities and Indebtedness tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 10.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantors, if applicable) to such Holder, in a principal amount equal to any unpaid unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of such Purchase Offer on the Purchase Date.

       Other than as specifically provided in this Section 10.9, any purchase pursuant to this Section 10.9 shall be made pursuant to the provisions of Sections 10.2, 10.5 and 10.8.

       SECTION 10.10  NOTICE AND OFFICERS' CERTIFICATE TO TRUSTEE.
(a) If the Issuer elects to redeem Securities pursuant to Section 10.1, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and
(iv) the redemption price.

       (b) If the Issuer is required to make an offer to purchase Securities pursuant to Section 3.23 or 3.24, in addition to the notice requirements of Section 10.9(g), the Issuer shall furnish to the Trustee, at least 30 days before the scheduled Purchase Date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer terms, (iii) the purchase price, (iv) the principal amount of the Securities that may be purchased, (v) a statement to the effect that (A) the Issuer or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $25.0 million and the amount of such Excess Proceeds or (B) a

Change of Control has occurred and (x) in the case of a Purchase
Offer pursuant to Section 3.23, the allocation of the Net Proceeds as a result of which such Purchase Offer is required to be made and
(y) compliance of such allocation with the provisions of subsections (a) and (b) of Section 3.23.


                            ARTICLE XI

                      SUBSIDIARY GUARANTEES

       SECTION 11.1 SUBSIDIARY GUARANTEE. (a) Each Restricted Subsidiary which has signed this Indenture or which, pursuant to the provisions of Section 3.16, is required to execute and deliver an Indenture supplemental hereto guaranteeing the Obligations of the Issuer under the Securities (each, a "Guarantor") upon execution of this Indenture or an Indenture supplemental hereto pursuant to the provisions of Section 7.1, hereby jointly and severally unconditionally guarantees (each such guarantee being a "Subsidiary Guarantee") to each Holder authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Securities or the Obligations of the Issuer under this Indenture or the Securities, that: (i) the principal of, premium, if any and interest on the Securities will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, is lawful on the Securities and all other Obligations of the Issuer to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and
(ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; PROVIDED, HOWEVER, the Obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which may be paid thereunder without resulting in any payment thereunder being deemed to constitute a fraudulent conveyance. Failing payment when due (including any applicable grace periods) of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same pursuant to the preceding sentence whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section
4.1. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

       (b) Each Guarantor's Obligations with regard to this Subsidiary Guarantee shall be (i) joint and several, unconditional, irrespective of the validity or enforceability of the Securities or the Obligations of the Issuer under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuer or any other obligor with respect to this

Indenture, the Securities or the Obligations of the Issuer under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor and (ii) subordinated to the prior payment in full of all Obligations with respect to the Senior Debt of such Guarantor (whether outstanding on the date of this Indenture or thereafter incurred) in accordance with the provisions of
Article XII.

       (c) Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and to agree not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Issuer (each, a "Benefitted Party") to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iii) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of such Guarantor, the Issuer, any Benefitted Party, any creditor of such Guarantor, the Issuer or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (v) any defense based upon any statute or rule or law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the U.S.C.
Section 101 et seq. of the application of Section 1111(b)(2) of the
11. U.S.C. 101 et seq.; or (vii) any defense based on any borrowing or grant of a security interest under U.S.C. 364.
Except as provided in paragraph (f) of this Section 11.1, a Subsidiary Guarantee will not be discharged except by discharge of this Indenture pursuant to Article IX hereof or by complete performance of the Obligations contained in its Subsidiary Guarantee and this Indenture.

       (d) If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or any Guarantor, or any custodian acting in relation to either the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obli-gations guaranteed until payment in full of all Obligations guaranteed pursuant to such Subsidiary Guarantee.

       (e) As between each Guarantor, on the one hand, and the Holders and the Trustee, on the other, (i) the maturity of the Obligations guaranteed pursuant to a Subsidiary Guarantee may be accelerated pursuant to Section 4.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer or any other obligor on the Securities of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in
Section 4.1, those Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee.

       (f) The Trustee shall release any Subsidiary Guarantee, and such Subsidiary Guarantee shall cease to be valid and to have any force and effect if, (i) the Issuer and all other Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary in a transaction not prohibited by the provisions of this Indenture or (ii) such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 3.21. In such event, each of the Issuer, the Trustee and the remaining Guarantors shall, in accordance with the provisions of Section 7.1 hereof, execute an Indenture Supplemental hereto that reflects the release of such Subsidiary Guarantee.


                           ARTICLE XII

                   SUBORDINATION OF SECURITIES

       SECTION 12.1 AGREEMENT TO SUBORDINATE. The Issuer, each Guarantor and the Trustee agree, and each Holder by his acceptance thereof likewise acknowledges and agrees, that all Securities and Subsidiary Guarantees shall be issued subject to this Article XII; and each Person holding any Security and Subsidiary Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of principal of, premium, if any, and interest on the Securities will be subordinated to the prior payment in full of all Obligations with respect to Senior Debt of the Issuer and any Guarantor (whether outstanding on the date of this Indenture or thereafter incurred).

       SECTION 12.2 PAYMENT TO SECURITYHOLDERS. (a) Neither the Issuer nor any Guarantor may make any payment upon or in respect of the Securities (except in securities that are subordinated at least to the same extent as the Securities to such Senior Debt and any securities issued in exchange for such Senior Debt) if:

                  (i) a default in the payment of the principal of or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                 (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default under this Section 12.2 (a "Payment Blockage
  Notice") from the Issuer or the holders of any Designated Senior
  Debt.

       (b) The Issuer or any Guarantor shall resume payments on and distributions in respect of the Securities, and all Obligations with respect thereto, and may acquire them:

                  (i) in the case of a payment default, when such payment default is cured or waived, and

                 (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage
  Notice is received, unless the maturity of any Designated Senior
  Debt has been accelerated.

       (c) No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).

       (d) If payment of the Securities is accelerated because of a Default, the Issuer shall promptly notify each Representative of holders of Designated Senior Debt.

       (e) Upon (i) any acceleration of the principal amount due on the Securities or (ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or arrangement or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of or premium, if any, or interest on the indebtedness evidenced by the Securities, and upon any such dissolution or winding up or liquidation, arrangement or reorganization any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture.

       (f) In the event that, notwithstanding the provisions of subsection (a) or (e) of this Section 12.2, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders before all Senior Debt is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.


       (g) For purposes of this Article XII, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article XII with respect to the Securities) to the payment of all Senior Debt which may at the time be outstanding; provided, that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article VIII shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section
12.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VIII. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article VII, except as provided therein. This Section shall be subject to the further provisions of Section 12.5.

       SECTION 12.3 SUBROGATION OF SECURITIES. (a) Subject to the payment in full of all Senior Debt, Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer or any Guarantor applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or any Guarantor or the Trustee on their behalf would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII to the holders of such Senior Debt by Holders or the Trustee on their behalf shall, as between the Issuer or any Guarantor, as the case may be, its creditors other than holders of Senior Debt and the Holders, be deemed to be a payment by the Issuer or such Guarantor to or on account of such Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Securityholders pursuant to the subrogation provision of this Article XII, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Issuer or any Guarantor to or for the account of the Securities.
It is understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

       (b) Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer or a Guarantor, on the one hand, and their creditors (other than the holders of Senior Debt), and the Holders, the obligation of the Issuer or such Guarantors, which is absolute and unconditional, on the other, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer or such Guarantors, as the case may be, other than the holders of the Senior Debt, nor shall anything herein or therein prevent a Holder or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Debt in respect of cash, property or securities of the Issuer or any Guarantor received upon the exercise of any such remedy.

       (c) Upon any payment or distribution of assets of the Issuer or any Guarantor referred to in this Article XII, the Trustee, subject to Sections 5.1 and 5.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation, arrangement or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

       SECTION 12.4 AUTHORIZATION BY SECURITYHOLDERS. Each Holder by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney in fact for any and all such purposes.

       SECTION 12.5 NOTICE TO TRUSTEE. (a) The Issuer and each Guarantor, as the case may be, shall give prompt written notice to the Trustee and to any Paying Agent of any fact known to the Issuer or such Guarantor which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article XII. Regardless of anything to the contrary contained in this Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing at its principal Corporate Trust Office to that effect signed by an officer of the Issuer or Guarantor, as the case may be, or by a holder or agent of a holder of Senior Debt who shall have been certified by the Issuer or such Guarantor, or otherwise established to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which such Senior Debt shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to Sections 5.1 and 5.2, be entitled to assume that no such facts exist; provided that if on a date at least three business days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

       (b) Notwithstanding anything to the contrary herein, nothing shall prevent (a) any payment by the Issuer or any Guarantor or the Trustee to the Securityholders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article X prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date, or (b) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Section 9.1.

       (c) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished the Trustee, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       SECTION 12.6   TRUSTEE'S RELATION TO SENIOR DEBT HOLDERS.
(a) The Trustee, any agent of the Issuer, a Guarantor or the Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent, of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 5.6.

       (b) With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt of the Issuer or any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Issuer, any Guarantor any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XII or otherwise.

       SECTION 12.7 NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer or such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.


                           ARTICLE XIII

                     MISCELLANEOUS PROVISIONS

       SECTION 13.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

       SECTION 13.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the holders of Senior Debt and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the holders of Senior Debt and of the holders of the Securities.

       SECTION 13.3   SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY
INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

       SECTION 13.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. (a) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Harveys Casinos Resorts, Highway 50 & Stateline Avenue, Lake Tahoe, NV 89449. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

       (b) Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Any notice which is provided in the manner set forth in this Indenture shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       (c) In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

       SECTION 13.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. (a) Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

       (b) Each certificate or opinion PROVIDED for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

       (c) Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

       (d) Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

       (e) Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

       SECTION 13.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

       SECTION 13.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an "incorporated provision"), such incorporated provision shall control.

       SECTION 13.8 NEW YORK LAW TO GOVERN. This Indenture and each Security and Guarantee shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

       SECTION 13.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       SECTION 13.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of May 15, 1996.

                                          HARVEYS CASINO RESORTS


                                          By  /s/ Charles W. Scharer
                                            -----------------------------------
                                            Name:  Charles W. Scharer
                                            Title: President and Chief
                                                   Chief Executive
                                                   Officer

[CORPORATE SEAL]


Attest:

By /s/ John J. McLaughlin
  --------------------------------
                                          IBJ SCHRODER BANK & TRUST
                                              COMPANY, as Trustee


                                          By  /s/ Nancy Besse
                                            -----------------------------------
                                             Name:  Nancy Besse
                                             Title: Vice President

[CORPORATE SEAL]


Attest:

By /s/ Randi Gelfand
  --------------------------------


                                          HARVEYS C.C. MANAGEMENT
                                             COMPANY, INC.


                                          By  /s/ Charles W. Scharer
                                            -----------------------------------
                                            Name:  Charles W. Scharer
                                            Title: Chief Financial
                                                   Officer


Attest:

By /s/ John J. McLaughlin
  --------------------------------

                                          HARVEYS WAGON WHEEL CASINO
                                             LIMITED LIABILITY COMPANY


                                          By   /s/ Charles W. Scharer
                                            -----------------------------------
                                               Name:  Charles W. Scharer
                                               Title: Chief Financial
                                                      Officer



Attest:

By /s/ John J. McLaughlin
  --------------------------------


                                          HARVEYS IOWA MANAGEMENT
                                             COMPANY, INC.


                                          By  /s/ Charles W. Scharer
                                            -----------------------------------
                                               Name:  Charles W. Scharer
                                               Title: Chief Financial
                                                      Officer



Attest:

By /s/ John J. McLaughlin
  --------------------------------


                                          HARVEYS L.V. MANAGEMENT
                                             COMPANY, INC.


                                          By   /s/ Charles W. Scharer
                                            -----------------------------------
                                               Name:  Charles W. Scharer
                                               Title: Chief Financial
                                                      Officer



Attest:

By /s/ John J. McLaughlin
  --------------------------------

                                                                       Exhibit A

                    [FORM OF FACE OF SECURITY]

No.                                          [$___________]
                                     CUSIP No. 417826 AA 2

                      HARVEYS CASINO RESORTS
            10-5/8% SENIOR SUBORDINATED NOTES DUE 2006


       Harveys Casino Resorts, a Nevada corporation (the
"Issuer"), for value received hereby promises to pay to ___________ or registered assigns the principal sum of _____________ Dollars at the Issuer's office or agency for said purpose, within the Borough of Manhattan, The City and State of New York at such office (or, at the option of the Issuer in the case of Certificated Notes, as defined in the Indenture, by check mailed to the holders of the Securities at their respective addresses set forth in the register of holders of Securities), on June 1, 2006, in such coin or cur-rency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at such office (or, at the option of the Issuer, in the case of Certificated Notes, as defined in the Inden-ture, by check mailed to the holders of the Securities at their respective addresses set forth in the register of holders of Securities), semiannually on June 1 and December 1 of each year (commencing on December 1, 1996), on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the June 1 or December 1, as the case may be, next preceding the date of this Security to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from May 22, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after May 15 or November 15, as the case may be, and before the following June 1 or December 1, this Security shall bear interest from such June 1 or December 1; provided, that if the Issuer shall default in the payment of interest due on such June 1 or December 1, then this Security shall bear interest from the next preceding June 1 or December 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the Original Issue Date of this Security, from June 1, 1996. The interest so payable on any June 1 or December 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the May 15 or November 15 preceding such June 1 or December 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

       This Security is guaranteed by each Guarantor as set forth in the Indenture.

       Reference is made to the further provisions set forth on the reverse hereof, including without limitation provisions subordinating the payment of principal of, premium, if any, and interest on the Securities to the payment in full of all Senior Debt as defined in said Indenture.

       Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

       IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


Dated:                                 HARVEYS CASINO RESORTS

[Seal]
                                       By:________________________________
                                       Title:

       In accordance with the provisions of Section 11.1 of the Indenture, each of the undersigned hereby jointly and severally guarantees the obligations of the Issuer under this Security and the Indenture.

                                        HARVEYS C. C. MANAGEMENT COMPANY,
                                        INC.


__________________________________      By:________________________________
                                        Title:

                                        HARVEYS WAGON WHEEL CASINO
                                        LIMITED LIABILITY COMPANY


__________________________________      By:________________________________
                                        Title:


                                        HARVEYS IOWA MANAGEMENT COMPANY,
                                        INC.



__________________________________      By:________________________________
                                        Title:



                                        HARVEYS L.V. MANAGEMENT COMPANY,
                                        INC.


__________________________________      By:________________________________
                                        Title:

                  [Form of Reverse of Security]

                 10-5/8% SENIOR SUBORDINATED NOTE
                             DUE 2006

       Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

       1. INTEREST. Harveys Casino Resorts, a Nevada corporation (or any successor thereto as provided in the Indenture, the "Issuer"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

       The Issuer shall pay interest on the principal amount of this Security at the rate per annum of 10-5/8%. The Issuer will pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date").

       Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Issuer shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate of 1% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

       2. METHODS OF PAYMENT. The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer, however, may in the case of Certificated Notes pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

       3.   PAYING AGENT AND REGISTRAR.  Initially, the
Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Paying Agent or Registrar may resign at any time by giving 30 days' prior written notice to the Trustee and the Issuer. The Issuer or any Guarantor may act in any such capacity.

       4. INDENTURE. The Issuer issued the Securities under an Indenture dated as of May 15, 1996 (as it may be amended from time to time, the "Indenture") between the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code (Section)(S) 77aaa-77bbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured general obligations of the Issuer limited to $150,000,000 in aggregate principal amount.

       5. OPTIONAL REDEMPTION. Except as set forth below, the Issuer shall not have the option to redeem the Securities pursuant to Section 10.1 of the Indenture prior to June 1, 2001. Thereafter, the Issuer shall have the option to redeem the Securities in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12 month period beginning on June 1 of the years indicated below.


       YEAR                     PERCENTAGE
       2001                      105.313%
       2002                      102.656%
       2003                      101.328%
       2004 and thereafter       100.000%

       6. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Issuer may be required to make an offer to purchase all or a portion of the Securities. Holders of Securities that are subject to an offer to purchase will receive an offer to purchase from the Issuer prior to any related purchase date, and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing in Exhibit D of the Indenture.

       7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption.

       8. SUBORDINATION. The Securities are subordinated to Senior Debt (as defined in the Indenture) (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed) and all Obligations (as defined in the Indenture) with respect thereto. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Issuer agrees, and each Holder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

       9.   DENOMINATIONS, TRANSFER, EXCHANGE.  The Securities
are in registered form without coupons in denominations of $1,000
and integral multiples of $1,000.   The transfer of Securities may
be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

       10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any agent, the Issuer and the Guarantors, if any, may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent, the Issuer nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Security shall be treated as its owner for all purposes.

       11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities). Any Default and compliance with any provision of the Indenture or the Securities (other than a continuing Default in the payment of the principal of, premium, if any, or interest on, the Securities), may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities); however, without the consent of each Holder affected thereby, an amendment or waiver of any provision of the Securities or Indenture may not:

       (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

       (b) reduce the principal of or change the stated maturity of any installment of principal of any Security or alter or waive any of the provisions with respect to the redemption of the Securities;

       (c) reduce the rate of or change the time for payment of interest on any Security;

       (d) waive a Default in the payment of principal of or premium, if any, or interest on the Securities;

       (e) change the currency in which the Securities are payable; and

       (f) make any change in the provisions of the Indenture relating to waivers of Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities.

       The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligations of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirements that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required to be sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency in the Indenture or the Securities, to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders in the case of a merger, consolidation or disposition of assets in accordance with the provisions of the Indenture, to make any change that would provide additional rights or benefits to the Holders, or to comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, in each case in a manner which does not materially and adversely affect the rights under the Indenture or the Securities of any Holder.

       12. EVENTS OF DEFAULT AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture):

       (a) default in payment when due of principal on the Securities;

       (b) default for 30 days in the payment when due of interest on the Securities;

       (c) failure by the Issuer to comply with Article VIII of the Indenture;

       (d) failure by the Issuer for 30 days after notice to comply with any other covenants or agreements in the Indenture or the Securities;

       (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor, or the payment of which is guaranteed by the Issuer or any Guarantor, which default (i) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in the documentation relating to such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more,

       (f) failure by the Issuer or any Guarantor or any Restricted Subsidiary to pay any final judgments aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry;

       (g) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

       (h)  any Gaming License relating to a Material Gaming
Facility is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Material Gaming Facility; and

       (i) certain events of bankruptcy or insolvency with respect to the Issuer or any Restricted Subsidiary.

       If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately; provided that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary, all outstanding Securities will become due and payable without any action or notice. Holders of the Securities will only be permitted to enforce the Indenture or the Securities in accordance with the provisions of the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Securities notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Issuer must furnish an annual compliance certificate to the Trustee.

       13. TRUSTEE DEALINGS WITH ISSUER. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their respective Affiliates, and may otherwise deal with the Issuer, any Guarantor of their respective Affiliates, as if it were not Trustee.

       14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Issuer, any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security and the Subsidiary Guarantees, if any, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

       15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       17.  GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF
NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE
SECURITIES AND THE SUBSIDIARY GUARANTEES, IF ANY.

       The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

       Harveys Casino Resorts
       Highway 50 & Stateline Avenue
       P.O. Box 128
       Lake Tahoe, NV  89449
       Attention:  Chief Financial Officer

                                                                      Exhibit B


        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]






       This is one of the guaranteed Securities described in the within-mentioned Indenture.

                                        IBJ SCHRODER BANK & TRUST
                                          COMPANY, as Trustee


                                        --------------------------------------
                                         Authorized Signatory

                                                                      Exhibit C

                         Assignment Form


To assign this Security fill in the form below: (I) or (we) assign and transfer this Security to:

    [Insert assignee's soc. sec. or tax I.D. no.]
- -------------------------------------------------------------------

- -------------------------------------------------------------------

- -------------------------------------------------------------------

- -------------------------------------------------------------------
      [Print or type assignee's name, address and zip code]

and irrevocably appoint
to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

- -------------------------------------------------------------------

Date:

                 Your signature:
       (sign exactly as your name appears on the face of this Security.)

Signature Guarantee.

                                                                      Exhibit D

                Option of Holder to Elect Purchase

       If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.23 of the Indenture, check the box below:

[_] Section 3.23              [_] Section 3.24
       If you want to elect to have only part of the Security purchased by the Issuer pursuant to Section 3.23 or Section 3.24 of the Indenture, state the amount you elect to have purchased $



Date:                 Your Signature:
 (Sign exactly as your name appears on the Security)

       Tax Identification No:


Signature Guarantee.


                                     D-1